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As filed with the Securities and Exchange Commission on February 14, 2005

Registration No. [            ]

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHINA HOSPITALS, INC.
(Exact Name of Registrant as Specified in its Charter)

CAYMAN ISLANDS (State or Other Jurisdiction of Incorporation or Organization)	8062 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

SUITE 2501, CHINA WORLD TOWER 1, CHINA WORLD TRADE CENTER
1 JIAN GUO MEN WAI AVENUE
BEIJING 100004, PEOPLE'S REPUBLIC OF CHINA
86-10-65059999
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

FRANK HU
CHAIRMAN AND CHIEF EXECUTIVE OFFICER
SUITE 2501, CHINA WORLD TOWER 1, CHINA WORLD TRADE CENTER
1 JIAN GUO MEN WAI AVENUE
BEIJING 100004, PEOPLE'S REPUBLIC OF CHINA
86-10-65059999
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Lynne Bolduc, Esq. Oswald & Yap 16148 Sand Canyon Avenue Irvine, CA 92618 (949) 788-8900	Louis E. Taubman, Esq. Law Offices of Louis E. Taubman, P.C. 225 Broadway, Suite 1200 New York, NY 10007 (212) 732-7184

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Units, consisting of one share of common stock, par value $0.001 per share, and one warrant to purchase one share of common stock	[ ]	$[ ]	$100,000,000	$11,770

Common stock, par value $0.001 per share, included in the units	—	—	—	—

Warrants to purchase common stock included in the units	—	—	—	—

Shares of common stock, par value $0.001 per share, underlying the warrants included in the units(2)	—	—	—	—

Representative's warrants to purchase units	[ ]	$[ ]	—	—

Common stock, par value $0.001 per share, to be sold by selling stockholders	[ ]	$[ ]	$20,000,000	$2,354

Totals:			$120,000,000	$14,124

(1)
Estimated pursuant to Rule 457(o) solely for the purpose of calculating the amount of the registration fee. Includes [            ] units that the underwriters have the option to purchase to cover over-allotments, if any.

(2)
In connection with the sale of units, we are granting to the representative of the underwriters a warrant to purchase up to [            ] units at a per unit purchase price equal to 165% of the public offering price of a unit. No registration fee is required pursuant to Rule 457(g). Pursuant to Rule 416 under the Securities Act, there are also being registered hereby such additional indeterminate number of shares as may become issuable pursuant to any antidilution provisions of the warrants.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling shareholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY    , 2005

[                        ] Units
Each unit consisting of one share and one warrant

CHINA HOSPITALS, INC.
SUITE 2501, CHINA WORLD TOWER 1, CHINA WORLD TRADE CENTER
1 JIAN GUO MEN WAI AVENUE
BEIJING 100004, PEOPLE'S REPUBLIC OF CHINA
86-10-65059999

        This is the initial public offering of China Hospitals, Inc., a Cayman Islands corporation. We are offering a minimum of [            ] and a maximum of [            ] units, each unit consisting of one share of common stock and one warrant to purchase one share of common stock. Each warrant will entitle its holder to purchase one share of common stock at an exercise price equal to 120% of the unit offering price. The warrants are exercisable at any time after the date of this prospectus until three years after the date of this prospectus. We may redeem some or all of the warrants at a price of $0.02 per warrant, by giving not less than 30 days' notice to the holders of the warrants, which we may do at any time after the closing price for our stock on the principal exchange on which the stock trades has equaled or exceeded 125% of exercise price of the warrants for at least 20 consecutive trading days.

        We expect that the offering price will be $[            ] per unit. No public market currently exists for our shares. We plan to apply to the NASDAQ National Market to list our shares. There will be no separate trading market for the units or the warrants.

        We are also registering [            ] shares of common stock for sale by certain of our stockholders and [            ] shares of common stock underlying warrants to be issued to our underwriters. Selling stockholders may sell their shares at then prevailing prices in the event that our shares become listed on the NASDAQ National Market or in privately negotiated transactions.

        Investing in these units involves significant risks. See "Risk Factors" beginning on page 10.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total

Public offering price	$[ ]	$[ ]

Underwriting commission	$[ ]	$[ ]

Proceeds to us, before expenses	$[ ]	$[ ]

        We expect total cash expenses for this offering to be approximately $[            ]. The units are being offered on a best efforts, minimum/maximum basis. The underwriters expect to deliver the units to purchasers on [                        , 2005]. We have granted the underwriters a 45-day option to purchase up to [            ] additional units to cover over-allotments. We have also agreed to sell to the representative underwriters' warrants to purchase up to an additional [            ] units.

Adamson Brothers, Inc.

Prospectus dated [                        ], 2005.

YOUR RELIANCE ON INFORMATION CONTAINED IN THIS PROSPECTUS

        We have not authorized anyone to provide you with information different from that contained in this prospectus. These securities may be sold only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the securities. You must not consider that the delivery of this prospectus or any sale of the securities covered by this prospectus implies that there has been no change in our affairs since the date of this prospectus or that the information contained in this prospectus is current or complete as of any time after the date of this prospectus.

FORWARD-LOOKING INFORMATION
Cautionary Statement Pursuant to Safe Harbor Provisions of the
Private Securities Litigation Reform Act of 1995:

        Except for the historical information presented in this document, the matters discussed in this prospectus, or otherwise incorporated by reference into this document, contain "forward-looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995). These statements are identified by the use of forward-looking terminology such as "believes," "plans," "intend," "scheduled," "potential," "estimates," "hopes," "goal," "objective," expects," "may," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. The safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, apply to forward-looking statements made by us. We caution you that no statements contained in this prospectus should be construed as a guarantee or assurance of future performance or results. These forward-looking statements involve risks and uncertainties, including those identified within this prospectus. These factors include, but are not limited to: (i) the highly competitive nature of the health care business; (ii) the efforts of insurers, health care providers and others to contain health care costs; (iii) possible changes in Chinese medical insurance programs that may further limit reimbursements to health care providers and insurers; (iv) changes in governmental, provincial or local regulation affecting the health care industry; (v) the possible enactment of governmental or provincial health care reform; (vi) the departure of any of our key executive officers; (vii) claims and legal actions relating to professional liability; (viii) changes in accounting practices; (ix) changes in general economic conditions; and (x) other risks described in this Prospectus. The actual results that we achieve may differ materially from any forward-looking statements due to such risks and uncertainties. These forward-looking statements are based on current expectations, and, except as required by law, we assume no obligation to update this information whether as a result of new information, future events or otherwise. Readers are urged to carefully review and consider the various disclosures made by us in this prospectus and in our other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect our business.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	6
Our Company	6
The Offering	8
Summary Financial Information	9
RISK FACTORS	10
Risks Related to Our Business	10
Foreign Operational Risks	13
Risks Associated with this Offering	15
REASONS FOR OFFER AND USE OF PROCEEDS	16
DIVIDEND POLICY	16
CAPITALIZATION	17
DILUTION	18
COMPARATIVE DATA	19
SELECTED CONSOLIDATED FINANCIAL DATA	21
OUR BUSINESS	22
History and Development	22
Our Industry	22
Our Business	23
Our Strategy	26
Competition	27
Effect of Governmental Regulation	28
Employees	29
Property	29
Legal Proceedings	29
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	30
Overview	30
Factors affecting Our Operations	30
Factors affecting Our Acquisition Plans	31
Corporate Structure and Arrangements with Consolidated Affilia	31
Revenue and Volume Trends of the Planned Hospital Acquisitions	32
Results of Operations	33
Liquidity and Capital Resources	34
Off-Balance Sheet Arrangements	35
Principal Accountant Fees and Services	35
Quantitative and Qualitative Disclosures About Market Risk	35
Critical Accounting Policies and Estimates	36
OUR MANAGEMENT	37
Executive Officers And Directors	37
Board of Advisors	38
Executive Compensation	38
Summary Compensation Table	39
Stock Option Plan and Grants	39
Director Duties	39
Director Compensation	40
Employment Agreements	40
Limitation of Director and Officer Liability	40

RELATED PARTY TRANSACTIONS	41
Arrangements with Affiliated Chinese Entities	41
Powers of Attorney	41
Exclusive Business Cooperation Agreement	41
Share Pledge Agreements	41
Exclusive Option Agreements	41
Loan Agreements	42
Other Related Party Transactions	42
PRINCIPAL STOCKHOLDERS	43
DESCRIPTION OF SECURITIES	43
Common Stock	43
Preferred Stock	44
Limitations on the Right to Own Shares	44
Limitations on Transfer of Shares	44
Disclosure of Shareholder Ownership	44
Changes in Capital	44
Differences in Corporate Law	45
Mergers and Similar Arrangements	45
Shareholders' Suits	45
Indemnification	46
Stock Option Plan	46
Certain Effects of Authorized but Unissued Stock	46
SELLING STOCKHOLDERS	47
SHARES ELIGIBLE FOR FUTURE SALE	49
Lock-Up Agreements	49
Rule 144	49
Rule 144(k)	49
Registration Rights	50
Cayman Islands Taxation	50
ENFORCEABILITY OF CIVIL LIABILITIES	50
UNDERWRITING	51
Selling Stockholders	53
LEGAL MATTERS	54
EXPERTS	54
WHERE YOU CAN FIND MORE INFORMATION	54
China Hospitals, Inc. Consolidated Financial Statements	F-1
Anqiu City People's Hospital Financial Statements	F-19
Mengzhou City People's Hospital Financial Statements	F-33
PART II	II-1
Item 6. Indemnification of Directors and Officers.	II-1
Item 7. Recent Sales of Unregistered Securities	II-1
Item 8. Exhibits	II-2
Item 9. Undertakings	II-3
SIGNATURES	II-5

        You should rely only on the information contained in this document or to which we have referred you. Neither we nor the selling shareholders have authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

Dealer Prospectus Delivery Obligation

        Until            , 2005 (25 days after the commencement of this offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

        Unless the context indicates otherwise, (1) the terms "we," "us," "our company," "our" and "China Hospitals" refer to China Hospitals, Inc., its predecessor entities and subsidiaries, and, in the context of describing our operations, also include our affiliated Chinese entities, (2) "shares" and "ordinary shares" refer to our ordinary shares, and "units" refers to our units, each of which consist of one share of common stock and one warrant to purchase one share of common stock, (3) "China" and "PRC" refer to the People's Republic of China, and for the purpose of this prospectus only, excluding Taiwan, Hong Kong and Macau, and (4) all references to "RMB" are to the legal currency of China and all references to "U.S. dollars," "dollars," "US$" and "$" are to the legal currency of the United States.

        This prospectus contains translations of certain RMB amounts into U.S. dollar amounts at a specified rate solely for the convenience of the reader. Unless otherwise stated, the translations of RMB into U.S. dollars have been made at the single rate of exchange of US$1 to RMB8.30. We make no representation that the RMB or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or RMB, as the case may be, at any particular rate or at all. See "Risk Factors—Foreign Operational Risks—Fluctuation of the renminbi could materially affect our financial condition and results of operations." for discussions of the effects of fluctuating exchange rates on the value of our shares. Any discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

PROSPECTUS SUMMARY

        You must read the following summary together with the more detailed information regarding us and the securities being offered for sale by means of this prospectus and our financial statements and notes to those statements appearing elsewhere in this prospectus. The following summary highlights information contained elsewhere in this prospectus.

Our Company

        We are a Cayman Islands company that operates two hospitals and plans to establish a multi-province hospital chain specializing in general and acute care hospitals in urban areas in the People's Republic of China.

        Due to the current restrictions on foreign ownership of the hospital businesses in China, we conduct substantially all of our operations through our affiliated Chinese entities. Pursuant to an Exclusive Business Cooperation Agreement between our wholly-owned subsidiary in China, RaiseChina BioTech, Inc. ("RaiseChina"), and Beijing Dongjun Hospital Management Investment Co., Ltd ("the "Management Company"), the Management Company holds title to our hospitals and conducts our business. This agreement provides for RaiseChina to provide the Management Company with business support services and consulting services in exchange for service fees.

        The Management Company is owned by two individuals, Min Hu and Zhengmao Hu. However we have entered into agreements with these individuals, including share pledge agreements, and powers of attorney, designed to give us control over the operations of the Management Company and secure the payment of the service fees. Pursuant to the share pledge agreements, Min Hu and Zhengmao Hu, pledge their respective equity interests in the Management Company as a guarantee for the payment by these entities of service fees to us. As a result, in the event that the Management Company breaches any of its obligations under the service agreement with us, we are entitled to take possession of the equity interests held by Min Hu and Zhengmao Hu. In addition, Min Hu and Zhengmao Hu have each executed an irrevocable power of attorney to appoint RaiseChina as attorney-in-fact to vote on all matters on which shareholders of our affiliated entities are entitled to vote, including matters relating to the appointment of the chief executive officers of our affiliated entities. See "Related Party Transactions"

        The Management Company has acquired 70% of the Anqiu City People's Hospital and 100% of the Mengzhou City People's Hospital and is currently operating these hospitals. We also plan to use the funds from this Offering to acquire 29 additional hospitals. See "Our Business."

        After acquiring the additional hospitals, we plan to use the expertise of our management team to run the hospitals more efficiently using American style hospital practices to serve local populations. We believe that we can accomplish our business plan as a result of our management's expertise in working with government health care insurance programs, experience with urban hospitals, owning and operating primary hospitals and our focus on operational and administrative efficiency by reducing overall costs. See "Management."

        We believe the following are key factors to our business strategies and operations:

  •
  Expansion Capability. We plan to replicate our business model throughout China through the acquisition of additional profitable hospitals, the development of new operations and the transition of members from other hospitals.

  •
  Carefully Selected Hospitals. We believe that the hospitals we have acquired and selected as acquisition candidates are well suited to provide emergency and primary care services to local populations in our target markets.

  •
  Established Hospitals. The hospitals we have acquired and plan to acquire in the future are established facilities which have strong relationships with their patients, health care related entities such as medical device and pharmaceutical companies, and government agencies.

  •
  Proven Management Skills. We believe the experience of our management will help us improve medical outcomes for patients and lower costs of the hospitals. We plan to carefully monitor day-to-day medical management in order to provide appropriate care to patients, contain costs and ensure an efficient services network.

  •
  Administrative Efficiency. We plan to centralize and standardize various functions and practices across the hospitals we have acquired and plan to acquire, thereby increasing our efficiency and allowing our administrative infrastructure to be scalable for rapid and cost-effective expansion in new and existing markets.

The Offering

Units offered in this offering	[ ] units, each unit consisting of one share of our common stock and one warrant to purchase one share of our common stock. We anticipate that only the shares of common stock will trade on the public market; the units and the warrants will not trade.
Common stock to be outstanding after this offering	[ ] shares
Warrants to be outstanding after this offering	Warrants to purchase up to [ ] shares of common stock.
Term of warrants	The warrants are exercisable at any time from the effective date of this prospectus until they expire three years from the effective date of this prospectus, unless earlier redeemed.
Exercise price of warrants	$[ ]
Redemption of warrants
At any time after the date of this prospectus, we may redeem some or all of the warrants at a price of $0.02 per warrant, upon 30 days' notice so long as the last reported sales price per share of our common stock as reported by the principal exchange or trading market on which our common stock trades equals or exceeds 125% of the then effective exercise price of the warrants for at least 20 consecutive trading days.
Proposed NASDAQ National Market symbol	Common stock: CNHP
Risk factors
Investing in these securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the "Risk Factors" section of this prospectus.
Gross proceeds:
Direct offering; if maximum is sold Selling stockholders	[$ ] All proceeds from the sale of [ ] shares held by the selling stockholders will go directly to the selling stockholders
Use of proceeds
The net proceeds payable to us from this offering will be used as follows: (i) the remaining payment on the acquisition of the first hospital; (ii) payments toward future hospital acquisitions; and (iii) for working capital and other general corporate purposes. See "Use of Proceeds."

        We are also registering [            ] shares of our common stock held by certain of our stockholders. A list of the securities being registered in this prospectus and the people and entities that own them appears in the "Selling Stockholders" section of this prospectus. Selling stockholders may sell their shares at market prices if and when our securities are listed on the NASDAQ National Market or at privately negotiated prices.

        Unless the context indicates otherwise, all share and per-share information in this prospectus assumes no exercise of:

  •
  the warrants;

  •
  the over-allotment option to purchase up to [            ] units;

  •
  warrants to purchase up to [            ] units granted to the representative in connection with this offering; and

  •
  outstanding options to purchase a total of 800,000 shares of common stock, which have an exercise price of $3.50 per share.

Summary Financial Information

        In the table below, we provide you with historical selected financial data for the six months ended June 30, 2004 and June 30, 2003 and for the fiscal years ended December 31, 2003 and December 31, 2002. This information is derived from our consolidated financial statements included elsewhere in this prospectus. Historical results are not necessarily indicative of the results that may be expected for any future period. When you read this historical selected financial data, it is important that you read along with it the historical financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

Statements of Income Data	Six Months ended June 30, 2004 (Audited)	Year ended December 31, 2003 (Audited)	Six Months ended June 30, 2003 (Unaudited)	Year ended December 31, 2002 (Audited)
Revenues	$5,031,712	$—	$—	$—
Expenses	$4,822,976	$340,504	$53,037	$—
Net income (loss) before minority interest	$208,736	$(340,504)	$(53,037)	$—
Net income (loss) after minority interest	$126,083	$(340,504)	$(53,037)	$—

        The table below sets forth a summary of our balance sheet data as of June 30, 2004, December 31, 2003, June 30, 2003 and December 31, 2002, derived from our consolidated financial statements included elsewhere in this prospectus.

Balance sheet Data	As of June 30, 2004 (Audited)	As of December 31, 2003 (Audited)	As of June 30, 2003 (Unaudited)	As of December 31, 2002 (Audited)
Cash and cash equivalents	$2,680,996	$210,166	$65,107	$—
Total current assets	$4,085,709	$211,599	$65,107	$66,270
Total assets	$18,570,816	$282,852	$131,993	$66,270
Total stockholders' equity	$2,538,268	$28,018	$30,873	$28,790

RISK FACTORS

        Investment in our securities involves a high degree of risk. You should carefully consider the risks described below together with all of the other information included in this prospectus before making an investment decision. The risks and uncertainties described below are not the only ones we face. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, you may lose all or part of your investment.

Risks Related to Our Business

        We have a limited operating history making it difficult to evaluate our business.

        We were incorporated in the Cayman Islands on July 20, 2004 and have an operating history limited only to the two hospitals which we have acquired. You should evaluate the likelihood of financial and operational success in light of the uncertainties and complexities present in a development company, many of which are beyond our control, including:

  •
  our potential inability to acquire hospitals in China;

  •
  the significant investment to achieve our business plan objectives;

  •
  possible China economic downturns;

  •
  China regulatory issues;

  •
  the risks involved in entering the new market of private ownership of hospitals in China;

  •
  costs and feasibility of acquiring hospitals in China; and

  •
  general and administrative costs relating to our operations.

        If we are not successful in completing this offering or obtaining other sources of funding, we may not be able to fund our operations or support our capital needs and business strategy. Accordingly, our ability to continue as a going concern is in question.

        Our operations have been primarily limited to organizing and staffing our company, operating the two hospitals we are acquiring, and conducting discussions with acquisition candidates, and researching the feasibility of our business plan.    These operations provide a limited basis for you to assess our abilities and the advisability of investing in us.

If we lose the services of Frank Hu or other key personnel, our business will suffer.

        We are highly dependent on the continued services of Frank Hu, our chief executive officer. We are also dependent upon the continued services of Steve Yu, our Vice President, and Kangmao Wang, our CFO. If Mr. Hu, Mr. Yu, or Mr. Wang were to resign from their positions, our operating results could be adversely affected. We will also need to hire additional personnel to manage our planned growth and oversee the operations of our planned hospital acquisitions. We may not be able to attract and retain personnel on acceptable terms given the intense competition for such personnel among health care enterprises, including biotechnology, pharmaceutical and health care companies, universities and non-profit research institutions. If we lose any of these persons, or are unable to attract and retain qualified personnel, our business, financial condition and results of operations may be materially and adversely affected.

Our operating results will depend, in part, on retention and attraction of physicians.

        Since physicians generally direct the majority of hospital admissions, our success, in part, is dependent upon the number and quality of physicians on the hospitals' medical staffs, the admissions practices of such physicians and the maintenance of good relations with such physicians. The loss of key physicians in the communities served by our proposed hospital acquisitions, our inability to recruit and retain key physicians in these communities or our inability to maintain good relations with the key physicians on the hospitals' staffs could have a material adverse effect on our business, financial condition or results of operations.

We will operate in a competitive environment and there can be no assurances that competing hospitals would not harm our future business development.

        The Chinese health care business is highly competitive and competition among hospitals and other health care providers for patients has intensified in recent years. All of the hospitals that we plan to acquire operate in geographic areas where they compete with at least one other hospital and/or health care provider that provides many of the same services that we plan to provide. Most of these competing hospitals and/or health care providers are exempt from sales, property and income taxes because they are government-owned or are not-for-profit entities supported by endowments and charitable contributions. Examples of non-hospital health care providers are outpatient surgery and diagnostic centers. (See "Business—Competition.")

We may not be able to acquire any additional hospitals which would cause a dramatic change to our business plan and potential revenues.

        Although we plan to acquire an additional 29 hospitals with the proceeds of this offering, there is no assurance that the acquisition of any of these additional hospitals will be completed. We may lack sufficient funds or financing to pay the purchase price for such hospitals. The departure or the replacement of the current local government officials or management of our proposed hospital acquisitions could materially adversely effect our planned acquisitions. Economic and/or environmental changes in the cities or provinces where our proposed hospital acquisitions are located and changes in the priorities of local government officials could materially adversely effect our planned acquisitions. Also, the changes of regulations of the local, provincial and central Chinese governments could have a material adverse effect on the completion of our intended acquisitions. The local or central government may not approve some or all of our acquisitions. The employee organization of an individual hospital may not approve our acquisition of the hospital. Additionally, we may decide not to acquire the hospitals we have identified in the event we find more suitable candidates for acquisition. We might lease and operate additional hospitals besides those acquisition-targeted hospitals instead of acquiring additional hospitals.

We may experience delays in completing hospital acquisitions causing a resulting delay in our business expansion and potential generation of revenues.

        Our business and any possible revenue generation are dependent largely on the timely completion of the additional hospital acquisitions. However, the closing of these acquisitions could be delayed due to many factors beyond our control such as Chinese government bureaucracy, transfer of employee benefit plans in privatizing hospitals, and other factors. Such delays could have a material adverse affect on our operations and our financial results.

Chinese health care insurance and health care reform legislation have enacted limitations on payment for hospital procedures and/or services and costs which may limit our ability to generate revenue.

        A significant portion of our potential revenue is expected to be generated from patient service revenue. Patient service revenue is highly regulated and subject to frequent and substantial changes up or down. In recent years, fundamental changes for inpatient services at Chinese hospitals have resulted in limitations on, and reduced levels of payment for, a substantial portion of hospital procedures and costs. Additionally, the Chinese government has established price limitations on hospitals for the charging of certain medicines and for inpatient services.

The Chinese health care industry is extensively regulated requiring us to spend an inordinate amount of time and money in compliance and there is a possibility we may not be able to comply with all regulations.

        The health care industry in China is subject to extensive governmental laws and regulations relating to licensure, conduct of operations, ownership of facilities, addition of facilities and services, and fees for services. These laws and regulations are extremely complex and, in many instances, the industry does not have the benefit of significant regulatory or judicial interpretation. We plan to exercise great care in operating our hospitals in order to comply in all material respects with the hospital related laws. It is possible, however, that government officials charged with responsibility for enforcing such laws could assert that we are in violation of hospital related laws. It is also possible that such hospital related laws ultimately could be interpreted by the courts in a manner inconsistent with our interpretation of them. In the event of a determination that we are in violation of such laws, rules or regulations, or if further changes in the regulatory framework occur, any such determination or changes could have a material adverse effect on our business, financial condition or results of operations. See "Business—Effect of Government Regulation."

Our business is subject to professional liability risks which could negatively affect our results of operations and cash flow.

        As is typical in the health care industry, the hospitals that we plan to acquire will be subject to claims and legal actions by patients and others in the ordinary course of business. While the professional and general liability insurance coverage or funds maintained by these hospitals have been adequate to provide for liability claims in the past, and we plan to obtain insurance coverage on these hospitals for future claims, there can be no assurance that such insurance or funds will be adequate. If actual payments of claims in the future with respect to professional and general liabilities exceed anticipated payments of claims, the results of our operations and cash flow will be adversely affected.

Our holding company structure could limit your access to assets of our subsidiaries and create complications with inter-company transfers.

        We plan to operate as a holding company, owning most of our assets and conducting most of our operations through subsidiaries. As a holding company, the results of our operations will depend on the results of operations of our subsidiaries. Moreover, we will be dependent on dividends or other inter-company transfers of funds from our subsidiaries to meet our debt service and other obligations. Claims of creditors of our subsidiaries, including trade creditors, will generally have priority as to the assets of such subsidiaries over our claims.

If our affiliated Chinese entities violate our contractual arrangements with them, our business could be disrupted, our reputation may be harmed and we may have to resort to litigation to enforce our rights which may be time-consuming and expensive.

        As the Chinese government restricts foreign ownership of hospitals in China, we depend on an affiliated Chinese Company, the Management Company, in which we have no ownership interest, to through a series of contractual arrangements, which are intended to provide us with the effective control over this company. Although we have been advised by our Chinese counsel that these contractual arrangements are valid, binding and enforceable under current Chinese laws, these arrangements may not be as effective in providing control as direct ownership of the hospitals. For example, the Management Company could violate our contractual arrangements with it by, among other things, failing to operate our business in an acceptable manner. In any such event, we would have to rely on the Chinese legal system to enforce those agreements. Any legal proceeding could result in the disruption of our business, damage to our reputation, diversion of our resources and the incurrence of substantial costs

We may not pay dividends.

        We have not previously paid any cash dividends nor do we anticipate paying any dividends on the Shares. There can be no assurance that our operations will result in sufficient revenues to enable us to operate at profitable levels or to generate positive cash flows. Furthermore, there is no assurance our Board will declare dividends even if profitable. Dividend policy is subject to the discretion of our Board of Directors and will depend on, among other things, our earnings, financial condition, capital requirements and other factors. Under Cayman law, we may only pay dividends from profits or credit from the share premium account (the amount paid over par value, which is $.001 in this Offering), and we must be solvent before and after the dividend payment. In addition, if in the future we determine to pay dividends on any of our Shares, as a holding company, we expect to be principally dependent on receipt of funds from our operating subsidiaries. Such dividend payments may be subject to taxation according to the law of the jurisdiction of the respective subsidiary. See "Dividend Policy."

Foreign Operational Risks

        Capital outflow policies in China may hamper our ability to remit income to the United States.

        China has adopted currency and capital transfer regulations. These regulations may require that we comply with complex regulations for the movement of capital and currency. In order to comply with these regulations, we may have to revise or change the banking structure of our company or its subsidiaries Although we believe that we are currently in compliance with these regulations, should these regulations or the interpretation of them by courts or regulatory agencies change, we may not be able to remit all income earned and proceeds received in connection with our operations to the United States.

Fluctuation of the renminbi could materially affect our financial condition and results of operations.

        The value of China's currency, the renminbi, fluctuates and is subject to changes in China's political and economic conditions. Since 1994, the conversion of renminbi into foreign currencies, including United States dollars, has been based on rates set by the People's Bank of China, which are set daily based upon the previous day's interbank foreign exchange market rates and current exchange rates on the world financial markets. Since 1994, the official exchange rate for the conversion of renminbi to United States dollars has generally been stable. As of February 7, 2005, the exchange rate between the renminbi and the United States dollar was approximately 8.3 renminbi to every one United States dollar.

We may face obstacles from the Communist system in China.

        Foreign companies conducting operations in China face significant political, economic and legal risks. The Communist regime in China, including a stifling bureaucracy, may hinder Western investment. Another obstacle to foreign investment is corruption. There is no assurance that we will be able to obtain recourse, if desired, through China's poorly developed and often corrupt judicial systems.

We may have difficulty establishing adequate management, legal and financial controls in China.

        China historically has been deficient in Western style management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems. We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in China. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

As we are a Cayman Islands company and most of our assets are outside the United States, it will be extremely difficult to acquire jurisdiction and enforce liabilities against us and our officers, directors and assets based in China.

        We are a Cayman Islands exempt company, and our corporate affairs are governed by our Memorandum and Articles of Association and by the Cayman Islands Companies Law (2003 Revision), and other applicable Cayman Islands laws. Certain of our directors and officers reside outside of the United States. In addition, the Company's assets will be located outside the United States. As a result, it may be difficult or impossible to effect service of process within the United States upon our directors or officers and our subsidiaries, or enforce against any of them court judgments obtained in United States' courts, including judgments relating to United States federal securities laws. In addition, there is uncertainty as to whether the courts of the Cayman Islands and of other offshore jurisdictions would recognize or enforce judgments of United States' courts obtained against us predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in the Cayman Islands or other offshore jurisdictions predicated upon the securities laws of the United States or any state thereof. Furthermore, because the majority of our assets are located in China, it would also be extremely difficult to access those assets to satisfy an award entered against us in United States court.

There can be no guarantee that China will comply with the membership requirements of the World Trade Organization.

        Due in part to the relaxation of trade barriers following World Trade Organization accession in January 2002, we believe China will become one of the world's largest markets by the middle of the twenty-first century. As a result, we believe the Chinese market presents a significant opportunity for both domestic and foreign companies. With the Chinese accession to the World Trade Organization, Chinese industries are gearing up to face the new regimes that are required by World Trade Organization regulation. The Chinese government has begun to reduce its average tariff on pharmaceuticals. China has also agreed that foreign companies will be allowed to import most products, including pharmaceuticals, into any part of China. Current trading rights and distribution restrictions are to be phased out over a three-year period. In the sensitive area of intellectual property rights, China has agreed to implement the trade-related intellectual property agreement of the Uruguay Round. However, there can be no assurances that China will implement any or all of the requirements of its membership in the World Trade Organization in a timely manner, if at all.

Future outbreaks of Severe Acute Respiratory Syndrome (SARS) may adversely impact our operations and the operations of our planned hospital acquisitions.

        During 2003, some cities in China experienced an outbreak of the virus, SARS. Even though only one of the 29 hospitals we have identified as potential acquisition candidates is in the most affected areas which were Beijing and Guangdong, the hospitals experienced declines in revenues and volume growth rates as well as operational deficiencies during the SARS outbreak. SARS or some other form of this disease may re-emerge in China. If and when SARS re-emerges, it will have a negative effect on revenues and growth rates of the hospitals we plan to acquire. Our business could also be harmed if travel to or from Asia and the United States is restricted or inadvisable. Because of our relatively small size, many of our competitors may be better able to withstand the adverse impact to their businesses resulting from a SARS outbreak.

Risks Associated with this Offering

There may not be an active, liquid trading market for our common stock.

        Prior to this offering, there has been no public market for our common stock. An active trading market for our common stock may not develop or be sustained following this offering. You may not be able to sell your shares quickly or at the market price if trading in our stock is not active. The initial public offering price was determined by negotiations between us and the underwriter based upon a number of factors. The initial public offering price may not be indicative of prices that will prevail in the trading market.

Future sales of our common stock may depress our stock price.

        The market price of our common stock could decline as a result of sales of substantial amounts of our common stock in the public market, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of common stock. There will be an aggregate of 31,640,831 shares of common stock outstanding before the consummation of this offering and [            ] shares of common stock outstanding immediately after this offering, if the maximum offering is raised without giving effect to exercise of any warrants or the underwriters' over-allotment option. All of the shares of common stock sold in the offering will be freely transferable without restriction or further registration under the Securities Act, except for any shares purchased by our "affiliates," as defined in Rule 144 of the Securities Act. The remaining shares of our common stock outstanding will be "restricted securities" as defined in Rule 144. These shares may be sold in the future without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act. See "Shares Eligible for Future Sale."

You will experience immediate and substantial dilution.

        The initial public offering price of our common stock is expected to be substantially higher than the pro forma net tangible book value per share of our common stock. Therefore, if you purchase shares of our common stock in this offering, you will incur immediate dilution of approximately $[            ] in the pro forma net tangible book value per share of common stock from the price per share that you pay for the common stock. Accordingly, if you purchase common stock in this offering, you will incur immediate and substantial dilution of your investment. See "Dilution."

Our directors and officers will own a majority of our capital stock, decreasing your influence on stockholder decisions

        Upon completion of this Offering, our officers and directors will, in the aggregate, beneficially own approximately [    ]% of our capital stock. As a result, our officers and directors, will have the ability to control our management and affairs and the outcome of matters submitted to stockholders for approval, including the election and removal of directors, amendments to our bylaws and any merger, consolidation or sale of all or substantially all of our assets.

REASONS FOR OFFER AND USE OF PROCEEDS

        The net proceeds from this offering, after deducting commissions and other expenses of this offering estimated to be approximately $[            ], will be approximately $[                        ] if the minimum offering is sold and $[            ] if the maximum offering is sold, and $[            ] if the underwriters' over-allotment option is exercised in full.

        We expect to use the net proceeds of this offering approximately as follows:

	Minimum Offering		Maximum Offering
Description of Use	Dollar Amount	Percentage of Net Proceeds	Dollar Amount	Percentage of Net Proceeds
Remaining Payment on the Acquisition of First Hospital
Acquisitions of Additional Hospitals
Working Capital
Totals

        If the underwriter's over-allotment option is exercised in full, we will use those net proceeds to [                        ].

        The above amounts are our current estimate of the allocation of the net proceeds. Because the future of our business is difficult to predict, it is likely that the actual amounts used for these purposes will vary significantly from our current estimates. Also, we may use offering proceeds for purposes not listed above in response to cash requirements or business opportunities that we do not now anticipate. Any such use could reduce proceeds available for the uses described above.

DIVIDEND POLICY

        We have never declared or paid any cash dividends on our capital stock. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our board and will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospects and other factors the board may deem relevant. Payments of dividends by our subsidiaries in China to our company are subject to restrictions including primarily the restriction that foreign invested enterprises may only buy, sell and/or remit foreign currencies at those banks authorized to conduct foreign exchange business after providing valid commercial documents. There are no such similar foreign exchange restrictions in the Cayman Islands.

CAPITALIZATION

        The following table sets forth our capitalization as of June 30, 2004, derived from our audited financial statements found elsewhere in this prospectus. As adjusted data assume the receipt of the minimum and maximum net proceeds from this offering.

	June 30, 2004
	Actual	As adjusted, minimum	As adjusted maximum
Current liabilities	$10,811,378
Long-term liabilities	$2,561,687
Common stock, $0.001 par value 70,000,000 shares authorized, 27,711,760 shares issued and outstanding [ ] as adjusted, minimum [ ] as adjusted, maximum	$2,412,716
Additional paid-in capital	$339,973
Retained earnings	$(214,421)
Stockholder's equity	$2,538,268
Total liabilities and stockholders' equity	$18,570,816

DILUTION

        "Dilution" represents the difference between the offering price per share of our common stock and the net tangible book value per share of our common stock immediately after the completion of this offering. "Net tangible book value" is the amount that results from subtracting our total liabilities from our total tangible assets. Dilution arises mainly from an arbitrary decision by us and the underwriter with respect to the offering price per share of our common stock. In this offering, the level of dilution will be increased as a result of the low net tangible book value of our issued and outstanding stock.

        Our net tangible book value prior to this offering, based on our June 30, 2004 audited financial statements and on the number of our outstanding shares of common stock as of June 30, 2004, was $2,538,268 or $.085per share. As of June 30, 2004, we had 29,711,760 shares of common stock outstanding. Prior to selling any shares in this offering, we had 31,640,831 shares of common stock outstanding, due to the issuance of 1,929,071 additional shares in our recent private placement.

        If the minimum offering is sold, we will have [            ] shares outstanding upon completion of the minimum offering. Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after June 30, 2004, will be approximately $[            ] or [            ] per share. This would result in dilution to investors in this offering of approximately $[            ] per share or approximately [            ]% from the offering price of $[            ] per share. Net tangible book value per share would increase to the benefit of present stockholders from $ [            ] prior to the offering to approximately $[            ] after the offering, or an increase of approximately $[            ] per share attributable to the purchase of the shares by investors in this offering.

        If the maximum offering is sold, we will have [            ] shares outstanding upon completion of the maximum offering. Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after June 30, 2004, will be approximately $[            ] or $[            ] per share. This would result in dilution to investors in this offering of approximately $[            ] per share or approximately [            ] from the offering price of $[            ] per share. Net tangible book value per share would increase to the benefit of present stockholders from $[            ] prior to the offering to approximately $[            ] after the offering, or an increase of approximately $[            ] per share attributable to the purchase of the shares by investors in this offering.

        The following table sets forth the estimated net tangible book value per share after the offering and the dilution to persons purchasing shares based on the foregoing minimum and maximum offering assumptions. This discussion does not include the overallotment option.

	Minimum(1)	Maximum(2)
Offering price of common stock (per share)	$	$
Net tangible book value per share before the offering (unaudited)	$	$
Increase per share attributable to payments by new investors	$	$
Pro forma net tangible book value per share after the offering	$	$
Dilution per share to new investors	$	$

COMPARATIVE DATA

        The following charts illustrate our pro forma proportionate ownership. Upon completion of the offering under alternative minimum and maximum offering assumptions, of present stockholders and of investors in this offering, compared to the relative amounts paid and contributed to our capital by present stockholders and by investors in this offering, assuming no changes in net tangible book value other than those resulting from the offering. This discussion does not include the overallotment option.

	Shares Purchased		Total Consideration			Average Price Per Share
MINIMUM OFFERING
		Percent	Amount		Percent
Existing stockholders	31,640,831	[ ]%	$	[ ]	[ ]%	$	[ ]
New investors	[ ]	[ ]%	$	[ ]	[ ]%	$	[ ]
Total	[ ]	100%	$	[ ]	100%	$	[ ]
	Shares Purchased		Total Consideration			Average Price Per Share
MINIMUM OFFERING
		Percent	Amount		Percent
Existing stockholders	31,640,831	[ ]%	$	[ ]	[ ]%	$	[ ]
New investors	[ ]	[ ]%	$	[ ]	[ ]%	$	[ ]
Total	[ ]	100%	$	[ ]	100%	$	[ ]

(1)
Assumes gross proceeds from offering of [      ] units.
(2)
Assumes gross proceeds from offering of [      ] units.

	Shares Purchased		Total Consideration			Average Price Per Share
MINIMUM OFFERING
	Amount	Percent	Amount		Percent
Existing stockholders	31,640,831	[ ]%	$	[ ]	[ ]%	$	[ ]
New investors	[ ]	[ ]%	$	[ ]	[ ]%	$	[ ]
Total	[ ]	100%	$	[ ]	100%	$	[ ]

SELECTED CONSOLIDATED FINANCIAL DATA

        You should read the following selected financial data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and related notes included elsewhere in this prospectus. The selected statements of operations data are for the six months ended June 30, 2004 and June 30, 2003and for the fiscal years ended December 31, 2003 and December 31, 2002. The selected balance sheet data set forth below, are of June 30, 2004, December 31, 2003, June 30, 2003 and December 31, 2002. This selected financial data is derived from our consolidated financial statements, which are included elsewhere in this prospectus.

Statements of Income Data	Six Months ended June 30, 2004	Year ended December 31, 2003	Six Months ended June 30, 2003	Year ended December 31, 2002
	(Audited)	(Audited)	(Audited)	(Audited)
Revenues	$5,031,712	$—	$—	$—
Expenses	$4,822,976	$340,504	$53,037	$—
Net income (loss) before minority interest	$208,736	$(340,504)	$(53,037)	$—
Net income (loss) after minority interest	$126,083	$(340,504)	$(53,037)	$—

Balance sheet Data	As of June 30, 2004	As of December 31, 2003	As of June 30, 2003	As of December 31, 2002
	(Audited)	(Audited)	(Audited)	(Audited)
Cash and cash equivalents	$2,680,996	$210,166	$65,107	$—
Total current assets	$4,085,709	$211,599	$65,107	$66,270
Total assets	$18,570,816	$282,852	$131,993	$66,270
Total stockholders' equity	$2,538,268	$28,018	$30,873	$28,790

OUR BUSINESS

History and Development

        Our predecessor, China Hospitals, Inc. was incorporated in Delaware on December 2, 2002 in order to serve as the holding company for Chinese hospital subsidiaries. On July 20, 2004, we reincorporated in the Cayman Islands and transferred all assets of the Delaware corporation to the Cayman Islands corporation. Our principal executive offices are located at Suite 2501, China World Tower 1, China World Trade Center, 1 Jian Guo Men Wai Avenue, Beijing 100004, People's Republic of China and our telephone number is 86-10-65059999. We also have an office located at 50 Airport Parkway, San Jose, CA 95110, U.S.A., telephone number (408) 451-8448. We intend to focus on acquiring government-owned profitable hospitals located in urban areas within China. We plan to operate the hospitals we acquire more efficiently by introducing a U.S. style of management to the hospitals and controlling the overall costs. We believe that we are well positioned to capture a portion of the huge Chinese health care industry with 1.3 billion people by taking advantage of the profound reform of the Chinese health care facilities providers industry.

        Through an affiliated company, the Beijing Dongjun Hospital Management Investment Co., Ltd., (the "Management Company"), we have acquired two hospitals, the Anqiu City People's Hospital and the Mengzhou City People's Hospital. The Management Company owns 70% of the Anqiu City People's Hospital and 100% the Mengzhou City People's Hospital. The Management Company currently has operating control of these hospitals. We are consolidating control and management of these hospitals in the Company and plan to pay the remainder of the purchase price of the Anqiu City People's Hospital, as well as acquire additional hospitals, through proceeds raised in this Offering. See "Our Business."

Our Industry

        Due to China's economic history of government centralization, almost all of China's major hospitals in urban areas are government owned. However, China's health care industry is now undergoing a profound reform from planned economics to market economics especially after China joined the World Trade Organization ("WTO"). The Chinese government is exploring different ways to run its hospitals more efficiently, including encouraging some of the government owned hospitals to convert to privately owned hospitals. The Chinese government now allows private entities to take control of hospitals and foreign entities to take a majority stake in these hospitals. Therefore, we believe that a significant number of Chinese government-owned hospitals will be privatized or partially privatized.

        The Chinese healthcare industry appears to be growing, as China's healthcare expenditure for 2000 is close to seven times that of 1990.(3) China's gross domestic product ("GDP") has grown at an average of 9.65% for the last 20 years.(4) The Chinese healthcare industry is expected to maintain a 20% growth rate until 2010, according to industry experts.(5)

(3)
2001 Chinese Health Care Industry Annual Report by Information Center for Healthcare Industry, Ministry of Health, China.
(4)
Chinese Annual Statistics, p.33 (2002); Chinese Annual Statistics, p.42 (1996); Chinese Annual Statistics, p.35 (1993).
(5)
Management Newspaper, February 18, 2004.

        China's healthcare industry comprises only 5.3% of China's current GDP.(6) In contrast, the healthcare industry in the United States comprises 14% of its GDP.(7) Currently, the average healthcare expenditure per person, in China, per year is $31, which is far below the average healthcare expenditure per person, in the United States, per year of $4,090 and the average healthcare expenditure per person, in Germany, per year of $2,339(8). The healthcare expenditures in the United States and in Germany are 130 times and 70 times than that of China respectively.(9) The share of health care services in GDP would rise to 8% or even 10% in the foreseeable future due to its strong economic growth according to Nobel Economics Prize winner, Professor Robert W. Fogel of the University of Chicago.(10) Therefore, our management believes that China's healthcare industry has great room and potential to grow due to China's strong economy and low percentage weight of its current GDP.

(6)
2001 Chinese Health Care Industry Annual Report by Information Center for Healthcare Industry, Ministry of Health, China.
(7)
China Management Newspaper, February 18, 2004.
(8)
China Management Newspaper, February 18, 2004.
(9)
China Management Newspaper, February 18, 2004.
(10)
China Management Newspaper, June 26, 2001.

Our Business

        We operate the Anqiu City People's Hospital and the Mengzhou City People's Hospital pursuant to our plan to establish a multi-province hospital chain specializing in general and acute care hospitals in urban areas in China. We plan to take advantage of the profound reform of China's health care facilities providers industry which allows the privatization of government owned hospitals by leveraging the experience of our key management members in the health care services industry, and leveraging the connections of our key management members by networking within the Chinese health care industry.

        We have designed our company to acquire government-owned hospitals and implement the best practices of American hospital management and the expertise of our management team to run the hospitals more efficiently to serve local populations. Our management team has expertise in working with government and health care officials, experience with urban hospitals, owning and operating primary hospitals and will focus on operational and administrative efficiency by reducing overall costs.

        Under the laws of the People's Republic of China, as foreign entity operating in China our ability to directly own Chinese hospitals is restricted. Therefore, we control the hospitals through our affiliated the "Management Company." The Management Company is a Chinese company that is not directly owned by us but that is effectively controlled by the foreign entity though appropriate and legal mechanisms and structures and contractual arrangements. Through the Management Company we have acquired 100% of Mengzhou City People's Hospital and 70% of the Anqiu City People's Hospital.

        We are proceeding with the following procedures to implement our hospital acquisitions:

  1.
  The Management Company contracts with the hospitals.
  2.
  We loan the Management Company the funds for the purchase of the hospitals secured by 100% assignment of the equity interest in the hospital and co-collateralized by 100%, through a Share Pledge Agreement, of the stock of the Management Company.
  3.
  Through an Exclusive Business Cooperation Agreement with the Management Company, through an Exclusive Business Cooperation Agreement, we operate the hospitals and all of the income from the hospitals passes through to us from the Management Company.
  4.
  We retain 100% of the stock of the Management Company at all times until all assets (hospitals) are 100% transferred to us or all assets are sold.

        The following chart represents our anticipated structure:

Corporate Structure & Legal Documentation—Alternative 1

        Through the Management Company we have acquired 70% of the Anqiu City People's Hospital and 100% of Mengzhou City People's Hospital. The Management Company currently has operating control of these hospitals

        On December 21, 2003, our predecessor company signed an agreement with the Anqiu City Department of National Asset Management to acquire the Anqiu City People's Hospital. On May 19, 2004, the parties to this Agreement signed an amendment to the agreement transferring our predecessor company's rights and liabilities under the Agreement to the Management Company. The Anqiu City People's Hospital is a Class AA educational hospital with 630 beds and 892 employees. The purchase price of this hospital was RMB58,754,952 (approximately $7,078,909) which was based on a valuation of the hospital's assets by an independent third-party evaluator and a debt reduction payment. To date, we have purchased a 70% interest in this hospital for RMB41,124,952. (approximately $4,954,813) and intend to pay the remainder of the purchase price from the proceeds of this Offering. The first installment of RMB8,210,000 (approximately $989,156) was paid on June 4, 2004. As a term of the purchase agreement, the Management Company had to use some of the profits it generated from this hospital for the construction of a new building which has been completed. Additionally, the Management Company must continue to employ all existing employees of the hospital for one year at wages equal to at least their wages in 2002.

        On July 16, 2004, the Management Company signed an agreement with the Mengzhou City National Department of Asset Management to acquire the Mengzhou City People's Hospital. The Mengzhou City People's Hospital is a Class AA educational hospital with 226 patient beds and 368 employees. The purchase price of this hospital is RMB17,436,960 (approximately $2,100,839) including the payment of a RMB5,556,900 long term loan. The first installment of $1,000,000 was paid on July 16, 2004. The remainder of the purchase price was paid on December 20, 2004 out of the proceeds of our private placement. As a term of the agreement, the Management Company agreed to continue to employ all existing employees of this hospital.

        All of the hospitals we have acquired and plan to acquire are either general hospitals or acute hospitals that generally provide a broad range of medical and surgical services commonly available in hospitals in urban markets. Most of the hospitals also provide diagnostic and emergency services, as well as outpatient and ancillary services, including outpatient surgery, laboratory, rehabilitation, radiology, respiratory therapy and physical therapy. All of these hospitals are currently the primary providers of health care in the urban areas they serve and are located in Tianjing, Shandong, Heilongjiang, Henan, Liaoning, Hainan, and Beijing, China. Some of the hospitals engage in medical research and medical education programs and a number of these hospitals have an affiliation with medical schools and include the clinical rotation of medical students.

        China's health care institutions are managed according to their grade. The Ministry of Health leads the regulatory regime that manages the nation's health care system. Of the 17,708 public hospitals in China, 3,005 are classified as Class AA and 623 are classified as Class AAA(6). The Anqiu City People's Hospital is an educational hospital that is Class AA rated.

(6)
New Fortune Magazine, October, 2003.

        The following is a list of the 29 additional hospitals with which we have executed letters of intent:

1.
Sogung City People's Hospital, Shandong Province
2.
Sogung City Chinese Hospital, Shandong Province
3.
Sogung City People's Number 2 Hospital, Shandong Province
4.
Sogung City People's Number 3 Hospital, Shandong Province
5.
Sogung City People's Number 4 Hospital, Shandong Province
6.
Sogung City People's Number 5 Hospital, Shandong Province
7.
Weifung City People's Hospital, Shandong Province
8.
Weifung Chinese Hospital, Shandong Province
9.
Weifung Antiang Hospitals, Shandong Province
10.
Qianzhou City Hospitals, Shandong Province
11.
Hainan Chinese Hospital, Hainan Province
12.
Heilongjiang Surgical Hospital, Heilongjiang Province
13.
Number 4 Hospital, Shengyang, Liaoning Province
14.
Number 8 Hospital, Shengyang, Liaoning Province (Educational)
15.
Laoyang City People's First Hospital, Laoyang, Henan Province
16.
Laoyang City People's Second Hospital, Laoyang, Henan Province
17.
Laoyang City People's Fourth Hospital, Laoyang, Henan Province
18.
Laoyang City People's Fifth Hospital, Laoyang, Henan Province
19.
Laoyang City Women and Children Hospital, Laoyang, Henan Province
20.
Laoyang City First Chinese Hospital, Laoyang, Henan Province
21.
Laoyang City Second Chinese Hospital Laoyang, Henan Province
22.
Laoyang City Psychology Hospital, Laoyang, Henan Province
23.
Weifung City Hospital, Shandong Province
24.
Weifung City Psychology Hospital, Shandong Province
25.
Weifung City Skin Hospital, Shandong Province
26.
Zhangzeng Hospital, Tianjing
27.
Number 1 Hospital, Shengyang, Liaoning Province
28.
Number 2 Hospital, Shengyang, Liaoning Province
29.
Wangjiang Hospital, Beijing

        At this time, our management does not know which of these hospitals we will attempt to acquire with the proceeds of this offering.

Our Strategy

        Our acquisition strategy is based on the following key attributes:

  •
  Established Hospitals. The hospitals that we plan to acquire are from 30 years old to over 110 years old. These hospitals have strong relationships with the constituents they serve—patients, health care entities such as medical device manufacturers and pharmaceutical companies, and government agencies.

  •
  Proven Medical Management Skills. We believe the experience of our management in running hospitals in the past will help us improve medical outcomes for our patients and lower costs. We will carefully monitor day-to-day medical management in order to provide appropriate care to our patients, contain costs and ensure an efficient services network. We have also designed and will implement disease management and health education programs that address the particular health care needs of our patient population.

  •
  Carefully Selected Hospitals. We believe that the hospitals we have selected for acquisition are well suited, based on proximity, culture and experience, to provide services to the local population they serve. These hospitals should provide their communities with access to primary care.

  •
  Expansion Capability. We plan to replicate our business model in new markets through the acquisition of hospitals, the development of new operations and the transition of members from other hospitals.

  •
  Administrative Efficiency. We plan to centralize and standardize various functions and practices across our hospitals, increasing our efficiency and allowing our administrative infrastructure to be scalable for rapid and cost-effective expansion in new and existing markets.

        Our objective is to be the largest hospital chain organization in China serving local populations. Our strategic objective is centered on the unique patient and health care provider needs and opportunities in China's urban markets. We intend to grow our business and manage the hospitals we acquire to assure that they operate in accordance with the strategic objectives described below:

  •
  Acquire More Hospitals. As the primary part of our business strategy, we have sought and will continue to seek to identify attractive acquisition candidates and, if financing is available, we plan to acquire additional profitable hospitals in urban markets consistent with our strategy. We will seek to acquire additional hospitals that are high quality, well managed, profitable, first class or number 1 in the cities they serve and located in urban markets where the projected rate of population growth is above the national average.

  •
  Develop System-Wide Strategies to Run the Hospitals More Efficiently. Through internal growth, we intend to monitor our facilities and develop strategies designed to run our hospitals more efficiently by maximizing our operational efficiencies, maintaining low medical costs and reducing the overall costs including administrative costs.

  •
  Build Strong Community Relations. Management believes that it is important to our success that our hospitals continue a high level of involvement in the communities they serve and continue to develop good relations with local governments and business leaders. Our employees, particularly the executive teams at the hospitals, are expected to expend considerable effort maintaining and improving community relationships.

  •
  Strengthen Key Physician Recruiting and Retention. We believe that the supply of recognized physicians in the areas they serve, for example, cardiologists practicing in the urban markets, is limited, and that recruiting recognized physicians in local communities is critical to increasing the quality of health care and the breadth of available services. We intend to take advantage of a more specific management focus to work more effectively with individual physicians and physician practices. Management believes that expansion of the range of available treatments at hospitals should also assist in recruiting highly qualified physicians.

  •
  Retain and Develop Stable Management. In recruiting our managers and health care professionals, we focus on those who wish to live and practice in the communities in which our hospitals are located. We expect that our ability to provide equity-based compensation linked to our future performance should assist in management retention. Management believes that achieving long-term retention of executive teams at the hospitals will enhance medical staff relations and maintain continuity of relationships within the community.

Competition

        Competition among hospitals is primarily driven by location. The hospitals we have acquired and plan to acquire each compete with at least one other hospital in the location they serve. Following is a list of the competitors for each of our planned hospital acquisitions.

Hospital	Competitor
Anqiu City People's Hospital (Educational), Shandong Province (Acquisition Pending)	Anqiu Chinese Hospital, Shandong Province
Mengzhou City People's Hospital, Henan Province	People's Second Hospital, Mengzhou
Sogung City People's Hospital, Shandong Province	Sogung City People's Number 6 Hospital, Shandong Province
Sogung City Chinese Hospital, Shandong Province	Sogung City People's Number 6 Hospital, Shandong Province
Sogung City People's Number 2 Hospital, Shandong Province	Sogung City People's Number 6 Hospital, Shandong Province
Sogung City People's Number 3 Hospital, Shandong Province	Sogung City People's Number 6 Hospital, Shandong Province
Sogung City People's Number 4 Hospital, Shandong Province	Sogung City People's Number 6 Hospital, Shandong Province
Sogung City People's Number 5 Hospital, Shandong Province	Sogung City People's Number 6 Hospital, Shandong Province
Weifung City Second Hospital, Shandong Province	Weifung City People's Hospital, Shandong Province
Weifung Chinese Hospital, Shandong Province	Weifung City Second Hospital, Shandong Province
Weifung City Hospital, Shandong Province	Weifung City Second Hospital, Shandong Province
Weifung City Psychology Hospital, Shandong Province	Weifung City Second Hospital, Shandong Province
Weifung City Skin Hospital, Shandong Province	Weifung City Second Hospital, Shandong Province
Weifung Antiang Hospitals, Shandong Province	Weifung City Second Hospital, Shandong Province
Qianzhou City Hospitals, Shandong Province	Qianzhou City Second Hospitals, Shandong Province
Laoyang City People's First Hospital, Laoyang, Henan Province	Laoyang City People's Third Hospital, Laoyang, Henan Province

Laoyang City People's Second Hospital, Laoyang, Henan Province	Laoyang City People's Third Hospital, Laoyang, Henan Province
Laoyang City People's Fourth Hospital, Laoyang, Henan Province	Laoyang City People's Third Hospital, Laoyang, Henan Province
Laoyang City People's Fifth Hospital, Laoyang, Henan Province	Laoyang City People's Third Hospital, Laoyang, Henan Province
Laoyang City Women and Children Hospital, Laoyang, Henan Province	Laoyang City People's Third Hospital, Laoyang, Henan Province
Laoyang City First Chinese Hospital, Laoyang, Henan Province	Laoyang City People's Third Hospital, Laoyang, Henan Province
Laoyang City Second Chinese Hospital Laoyang, Henan Province	Laoyang City People's Third Hospital, Laoyang, Henan Province
Laoyang City Psychology Hospital, Laoyang, Henan Province	Laoyang City People's Third Hospital, Laoyang, Henan Province
Hainan Chinese Hospital, Hainan Province	Haicou Hospital
Heilongjiang Surgical Hospital, Heilongjiang Province	First People's Hospital, Halongjing
Number 4 Hospital, Shengyang, Liaoning Province	Number 6 Hospital, Shengyang, Liaoning Province
Number 8 Hospital, Shengyang, Liaoning Province (Educational)	Number 9 Hospital, Shengyang, Liaoning Province
Zhangzeng Hospital, Tianjing	Tianjing People's First Hospital
Number 1 Hospital, Shengyang, Liaoning Province	Number 8 Hospital, Shengyang, Liaoning Province
Number 1 Hospital, Shengyang, Liaoning Province	Number 8 Hospital, Shengyang, Liaoning Province
Wangjiang Hospital, Beijing	People's Hospital, Beijing

        The barriers to entry in the hospital market are generally high since setting up new hospitals requires the support of adequate capital and approval from the local Bureau of Health or Ministry of Health of China. The competition of the health care facilities providers market has intensified in recent years since the deregulation of the health care insurance programs and new policies that allow patients to choose the hospitals and doctors they would like to visit. We are not aware of any competitors to our proposed business strategy.

Effect of Governmental Regulation

        In July 2000, the Chinese central authority issued the Sino-Foreign Equity Joint Venture Cooperation and the Medical Organization Administration Rule, which allows for the foreign ownership of up to 70% of a hospital and for the domestic private ownership of up to 100% ownership of a hospital. Our management believes that as a foreign company, we can manage to control 100% of a hospital having it acquired by the Management Company, which is effectively controlled by us through legal mechanisms and contractual arrangements.

        The hospitals we have acquired were owned by local government before we acquired them. All of the hospitals we plan to acquire currently belong to the government as well. For acquisitions of local hospitals, the decision to sell can be taken at a local level. An institution's management has virtually no say in the decision to sell the facility. Instead, that authority rests with a variety of senior officials depending on the jurisdiction. For a provincial facility, the decision rests with the Governor and the

Party Secretary. At the city level, it is the Mayor and the Party Secretary. The Party Secretary will always have significant input on any privatization, especially that of a hospital. Negotiations in China can be complex and long.

        China central and local governments have general policies and regulations governing hospitals, operation of hospitals, physicians, and the management of hospitals similar to other countries around the world. China also has policies regarding the prices of certain medicines and drugs. Our due diligence shows that these policies and regulations are strictly followed in all of the hospitals we plan to acquire and we will continue to require strict adherence.

Employees

        Currently, we have 12 full-time employees for our corporate operations. We will hire additional employees on an as-needed basis during the next 12 months.

Property

        We currently lease 2,592 square feet of office space at Suite 2501, China World Tower 1, China World Trade Center, 1 Jian Guo Men Wai Avenue, Beijing 100004, People's Republic of China and 650 square feet of office space at 50 Airport Parkway, San Jose, CA 95110 for our corporate offices. The rent for the Beijing office is $13,284 per month and the lease expires in July 2007. The rent for the San Jose office is $893 per month and the lease is on a month-to-month basis.

Legal Proceedings

        To the best knowledge of our management, there are no claims or actions pending or threatened against us.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

        You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our consolidated financial statements and the related notes included in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. We caution you that our business and financial performance are subject to substantial risks and uncertainties. Actual results could differ materially from those projected in the forward-looking statements. In evaluating our business, you should carefully consider the information provided under the caption "Risk Factors" provided elsewhere in this prospectus.

Overview

        We acquire and operate hospitals in China pursuant to our business strategy to establish a large multi-province hospital chain specializing in general and acute care hospitals in urban areas in the People's Republic of China.

        Through our two hospitals, the Anqiu City People's Hospital and the Mengzhou City People's Hospital, we provide medical care to Chinese residents. During the six months ending June 30, 2004, we received revenues of $5,031,712.

Factors affecting Our Operations

        The major factors affecting our results of operations of our two hospitals include:

  •
  Revenues from hospitals. The revenues from the two hospitals are the primary factor that affecting our results of operations of the hospitals. There are two components of revenues for the two hospitals we own. The first component is the revenue generated from the medical treatments of patients. The second component is the revenue generated from the selling of drugs. It is customary in China for drugs, particularly prescription drugs, to be sold through hospitals and not pharmacies on the streets. Therefore the number of patients who use our hospitals and the whole sale prices of drugs are the two factors affecting our revenue.

  •
  Costs of services and operating expenses. Our cost of services and operating expenses consist primarily of the expenses of medical supplies and drugs for the hospitals as well as the salaries and benefits provided to our employees. In China, the doctors and nurses are employed by the hospital. The salaries and benefits provided by hospitals to employees in China are much lower percentage-wise in terms of revenue compared to the developed Western countries such as the United States and Germany. We are developing and implementing a program to control and reduce the overall costs of running our hospitals.

  •
  Quality of our services of our hospitals and Competition of healthcare services in the two cities our hospitals serve. The qualities of our services of our hospitals determine some extent whether a patient or a person comes back when the person is ill again and whether the patient tells his or her friends to come to our hospitals to visit doctors when they are ill, therefore we require each of our hospitals to have a quality control program to insure that we provide the best healthcare services and the patient enjoy the best and quality services in town when they come to our hospitals to visit a doctor so that they do not go other hospitals.

  •
  Taxes. Companies in China are generally subject to a 30% state enterprise income tax and a 3% local income tax. However, the two hospitals we own are not subject any state or local tax since we did not raise any fee that the hospitals charge after privatizations of the hospitals.

Factors affecting Our Acquisition Plans

        Acquisitions of additional hospitals are our main business strategy. We intend to grow our business by pursuing a policy to aggressively acquire the best, well managed, most profitable hospitals in different cities and provinces in urban area in China. The major factors affecting our ability to execute our plans to acquire additional hospitals include:

  •
  Available Capital. Our ability to acquire additional hospitals is dependent on the success of this Offering as we will not have sufficient funds to acquire additional hospitals unless we raise a Minimum Offering. We expect the proceeds from a allow us to acquire [    ] hospitals, or [    ] hospitals in the event we achieve a Maximum Offering. See "Use of Proceeds." Currently, we estimate that $24,000,000 in net proceeds would allow us to acquire four to six hospitals equivalent in size to the Anqiu City People's Hospital. We estimate that net proceeds of $100,000,000 would allow us to acquire 10-15 hospitals of this size. Although the two hospitals we currently own are profitable, they are currently not generating sufficient profits to fund the acquisition of additional hospitals.

  •
  Price. Chinese government from central to local sells their business including hospitals usually according their assets while we are acquiring hospitals according their profitability. We only acquire a hospital if the assets of the hospital after valuation and the profit of the hospital according U.S. GAAP match our standards.

  •
  Competition. We expect to face competition by other parties intent on acquiring hospitals since the hospitals that we are interested in acquiring are usually the best hospitals in the cities they serve. Currently we are pursuing a strategy of seeking and taking advantage of opportunities to acquire hospitals that have no other bidders. This strategy has been successful to date because China's healthcare industry is so large and the privatization of government owned hospitals has virtually just began. Therefore we have not faced significant competition in acquiring hospitals so far. However, as the privatization of China's hospitals proceeds, we expect competition to increase.

  •
  Governmental Regulation. Our ability to acquire additional hospitals is subject to government regulations. All of the hospitals we plan to acquire currently belong to local governments and therefore the availability of such hospitals for purchase depends on the willingness of the local government to sell such hospitals. Currently there are no legal obstacles blocking the selling of hospitals by local governments. Our management believes that many local governments are willing to sell their hospitals in order to attract outside capital investment to spur their local healthcare industries and local economics. See "Effect of Governmental Regulation." We believe that we can effectively control 100% of a hospital though our affiliated Management Company. See "Corporate Structure and Arrangements with Consolidated Affiliates."

Corporate Structure and Arrangements with Consolidated Affiliates

        Due to the current restrictions on foreign ownership of the hospital businesses in China, we conduct substantially all of our operations through our affiliated Chinese entities. Pursuant to an Exclusive Business Cooperation Agreement between our wholly-owned subsidiary in China, RaiseChina BioTech, Inc. ("RaiseChina"), and Beijing Dongjun Hospital Management Investment Co., Ltd ("the "Management Company"), the Management Company holds title to our hospitals and conducts our business. This agreement provides for RaiseChina to provide the Management Company with business support services and consulting services in exchange for service fees.

        The Management Company is owned by two individuals, Min Hu and Zhengmao Hu. However we have entered into agreements with these individuals, including share pledge agreements, and powers of attorney, designed to give us control over the operations of the Management Company and secure the payment of the service fees. Pursuant to the share pledge agreements, Min Hu and Zhengmao Hu, pledge their respective equity interests in the Management Company as a guarantee for the payment by these entities of service fees to us. As a result, in the event that the Management Company breaches any of its obligations under the service agreement with us, we are entitled to take possession of the equity interests held by Min Hu and Zhengmao Hu. In addition, Min Hu and Zhengmao Hu have each executed an irrevocable power of attorney to appoint RaiseChina BioTech, Inc., as attorney-in-fact to vote on all matters on which shareholders of our affiliated entities are entitled to vote, including matters relating to the appointment of the chief executive officers of our affiliated entities. See "Related Party Transactions"

Revenue and Volume Trends of the Planned Hospital Acquisitions

        We believe that the revenue and volume of the hospitals we plan to acquire normally have experienced growth rates of 10% to 40% for the last several years due to the following factors:

  •
  The Chinese provincial and local governments recently adopted a new policy that allows patients to choose the hospital where they would prefer to receive treatment while still using their health insurance. In the past, patients could only go to certain hospitals affiliated with their health insurance. This new policy has increased the number of patients in the planned hospital acquisitions since these hospitals are usually, in the judgment of our management, the best hospitals in towns and the most popular with people seeking medical attention.

  •
  Residents of China have always been concerned about their health, but now are spending more money on health care as they are earning more money. The GDP of China has been growing at a rate of more than 8% over the last twenty years and as a result of this growth many Chinese have higher earnings. The number of patients staying at hospitals has increased during the last several years.(11) Hospitals are operating more efficiently now than in past years as most hospitals in China have adopted policies that recognize and award physicians whom receive more patients and make more contributions to their hospitals.

(11)
2002 Chinese Healthcare Industry Annual Report by Ministry of Health of China.

•
The usage of expensive, modern medical equipment, imported drugs and surgical operations have increased, contributing to the growth of the revenues of the targeted hospitals.

Results of Operations

        The following table sets forth the results of our operations for the periods indicated. Our historical operating results are not necessarily indicative of the results for any future period.

	June 30, 2004	December, 2003	June 30, 2003	December, 2002
	(Audited)	(Audited)	(Unaudited)	(Audited)
REVENUE	$5,031,712	$—	$—	$—
COST OF REVENUE	2,957,233	—	—	—

GROSS PROFIT	2,074,479	—	—	—
GENERAL AND ADMINISTRATIVE EXPENSES	1,668,611	340,547	53,080	—

INCOME/(LOSS) FROM OPERATIONS	405,868	(340,547)	(53,080)	—
FINANCE COSTS	169,925	—	—	—
OTHER INCOME	(444)	(43)	(43)	—
OTHER EXPENSES	27,651	—	—	—

INCOME/(LOSS) BEFORE INCOME TAXES	208,736	(340,504)	(53,037)	—
INCOME TAXES	—	—	—	—

NET INCOME/(LOSS) BEFORE MINORITY INTEREST	208,736	(340,504)	(53,037)	—
MINORITY INTEREST	82,653	—	—	—
NET INCOME/(LOSS) AFTER MINORITY INTEREST	$126,083	$(340,504)	$(53,037)	$—

Six months ended June 30, 2004 Compared to Six Months ended June 30, 2003

Revenue

        Revenue for the six months ended June 30, 2004 was $5,031,712 compared to no revenue for the six months ended June 20, 2003. This increase in revenue was due to our acquisition of the Anqiu City People's Hospital on January 2, 2004. During the six months ended June 30, 2003 we had not yet acquired any hospitals and therefore did not have any revenue.

Cost of Revenue

        The cost of revenue for the six months ended June 30, 2004 was $2,957,233 reflecting the cost of medical supplies and drugs as well as the salaries and benefits of doctors and nurses of the Hospital we acquired. We had no cost of revenue for the six months ended June 30, 2003 because we had not acquired any hospital yet.

General and Administrative Expenses

        We incurred general and administrative expenses of $1,668,611 for the six months ended June 30, 2004 compared to $53,080 for the six months ended June 20, 2003. Our general and administrative costs were lower in the six months ended June 30, 2003 because we had not acquired any hospital yet

Finance Costs

        During the six months ended June 30, 2004, we incurred finance costs of $169,925 compared to no finance costs during the six months ended June 30, 2003. The finance costs incurred during the six months ended June 30, 2004 were for interest on short loans and long term liabilities incurred for the construction of three new buildings at the Anqiu City People's Hospital.

Other Expenses.

        Other expenses incurred during the six months ended June 30, 2004 were $27,651 compared to no other expenses for the six months ended June 20, 2003. The other expenses incurred during the six months ended June 30, 2004 were for training fees for certain doctors to study and do research in Beijing hospitals.

Net Income/(Loss) After Minority Interest Adjustment

        In calculating our net income, we have adjusted the income derived from the Anqiu City People's Hospital to reflect only the portion payable to us due to the Management Company's 70% ownership of the hospital and not the 30% owned by third parties. With this adjustment, we received net income during the six months ended June 30, 2004 of $126,083 compared to a net loss of $53,037 for the six months ended June 30, 2003. The net loss suffered during the six months ended June 30, 2003 is attributable primarily to the $53,037 in general administrative expenses that were incurred before we had any revenues.

Year ended December 31, 2003 Compared to Year ended December 31, 2002.

Revenue

        We received no revenue during the years ended December 31, 2003 and December31, 2002 because we had not yet acquired any hospital.

General and Administrative Expenses

        We incurred general and administrative expenses of $340,547 for the year ended December 31, 2003 compared to no such expenses for the year ended December 31, 2002 due to the commence of our business. The expenses incurred in 2003 were primarily for studying the China healthcare industry and associated work for identifying the targeted hospitals for acquisitions.

Net Income/(Loss)

        During the year ended December 31, 2003 we suffered a net loss of $340,504. This loss is attributable primarily to our $340,547 in general and administrative expenses before we had any revenues. We did not have any net come or loss for the year ended December 31, 2002.

Liquidity and Capital Resources

        We funded our initial operations through the personal funds of our Founder, Chairman and CEO, Frank Hu, and an advisor and investor, Kai-ye Fung. Dr. Hu provided $178,340 in no-interest personal loans that were repaid by us from the proceeds of our predecessor's first private placement. Additionally, our predecessor sold 28,717,371 Shares to Dr. Hu for payment of $28,717 of expenses during December 2002. Our predecessor sold 57,148 shares of common stock to Kai-Ye Fung at a price of $2.0998 per share for total proceeds of $120,000 during 2003.

        Beginning on December 1, 2003 and ending on October 25, 2004, we conducted a private placement of common stock. We sold 2,722,876 shares at $3.50 each for total gross proceeds of $9,355,060 to 23 accredited investors.

        Our management believes that the net cash proceeds provided by the Minimum Offering of $[            ], along with revenues generated from our hospitals, will be adequate to fund our operations for the next [    ] months including the acquisition of about four to six hospitals equivalent in size to the Anqiu City People's Hospital, and the net cash proceeds of the Maximum Offering, along with revenues generated from our hospitals, will be adequate to fund our operations for the next [    ]

months including acquisitions about ten to fifteen hospitals of the size of Anqiu City People's Hospital. (See "Use of Proceeds.")

        We have acquired two hospitals and identified 68 additional hospitals that meet our criteria and targeted 29 of those hospitals to acquire. We may invest in additional hospitals, after acquisition of the 29 targeted hospitals described in this Prospectus, only if suitable opportunities arise and adequate sources of financing are available.

        As described in this prospectus, we plan to conduct a number of acquisitions. We believe that we will require significant capital expenditures to consummate these acquisitions. We will require additional external sources of funding to consummate these acquisitions. We may raise substantial additional funds through equity or debt financings, collaborative arrangements with corporate partners, or from other sources. However, there can be no assurance that additional funding will be available on favorable terms from any of these sources or at all.

Off-Balance Sheet Arrangements

        We do not have any outstanding derivative financial instruments, off-balance sheet guarantees, interest rate swap transactions or foreign currency forward contracts. We do not engage in trading activities involving non-exchange traded contracts.

Principal Accountant Fees and Services

        The following table sets forth the aggregate fees in connection with certain professional services rendered by our external auditors, for the periods indicated. We did not pay any tax related or other fees to our auditors during the periods indicated.

	For the year ended December 31,
	2002	2003	2004
Audit fees(1)	$40,000	$40,000	$28,000

(1)
"Audit fees" means the aggregate fees billed in each of the fiscal years listed for professional services rendered by our principal auditors for the audit of our annual financial statements.

Quantitative and Qualitative Disclosures About Market Risk

Inflation

        In recent years, China has not experienced significant inflation. According to the National Bureau of Statistics of China, the change in the Consumer Price Index in China was 0.7%, (0.8)% and 1.2% in 2001, 2002 and 2003, respectively. However, the average changes in the Consumer Price Index in China in the first quarter of 2004 and a 3.8% change in the month of April 2004, the Chinese government announced measures to restrict lending and investment in China in order to reduce inflationary pressures in China's economy. The change in the Consumer Price Index in China was 5.3% in July 2004. In the event the measures taken by the Chinese government are not successful, inflation could adverse impact China's economy. As we have not previously operated during a period of significant inflation, we cannot predict with confidence the effect that such inflation may have on our business.

Interest Rate Risk

        Our exposure to interest rate risk for changes in interest rates relates primarily to the interest income generated by excess cash deposited in banks. We have not used any derivative financial instruments to hedge interest rate risk. We have not been exposed nor do we anticipate being exposed to material risks due to changes in interest rates. Our future interest income may fluctuate in line with changes in interest rates. However, the risk associated with fluctuating interest rates is principally confined to our cash deposits in banks, and, therefore, our exposure to interest rate risk is minimal and immaterial.

Foreign Currency Risk

        Substantially all our revenues and expenses are denominated in Renminbi. We have not had any material foreign exchange gains or losses. Although in general, our exposure to foreign exchange risks should be limited, the value of your investment in our shares will be affected by the foreign exchange rate between U.S. dollars and Renminbi because the value of our business is effectively denominated in Renminbi, while our shares will be traded in U.S. dollars. Furthermore, a decline in the value of the Renminbi could reduce the U.S. dollar equivalent of the value of the earnings from, and our investments in, our hospitals and affiliated entities in China. Conversely, an increase in the value of the Renminbi could increase our reported earnings in U.S. dollar terms without a fundamental change in our business or operating performance.

Critical Accounting Policies and Estimates

        The discussion and analysis of our financial condition and results of operations are based on our financial statements that have been prepared according to accounting principles generally accepted in the United States. In preparing these financial statements, we are required to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures of contingent assets and liabilities. We evaluate these estimates on an on-going basis. We base these estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions. Our management has discussed these estimates and assumptions with our audit committee.

        We refer you to the footnotes to our financial statements for additional information on application of accounting methods and procedures to our financial statements.

OUR MANAGEMENT

Executive Officers And Directors

Name	Age	Position
Frank Hu, Ph.D.	43	CEO, President and Chairman of the Board
Steve Yu, M.D.	64	Vice President, Secretary and Director
Kangmao Wang, DBA	56	CFO, Executive Vice President, and Director
Peter Cao, M.D.	61	Director

        Frank Hu, Ph.D. is our Chairman, President and CEO. Dr. Hu founded China Hospitals, Inc. in December 2002. Dr. Hu worked at RC Inc., Guidant, Johnson & Johnson and UCLA Medical Center in various management roles from September 1993 to November 2002. Dr. Hu has been the Chairman of the Chinese Overseas Doctors of Philosophy Association (CODPA) from 2001 to the present. He was the President of the Silicon Valley Chinese Engineers Association from 1998 through 1999. Dr. Hu received a B.S. in 1982 and an M.S. in 1987 in China. He moved to the U.S. in 1989 to pursue further education. Dr. Hu received an M.S. from the University of Iowa in 1992 and a Ph.D. from the School of Public Health, University of California in Los Angeles (UCLA) in 1996. Dr. Hu is a U.S. citizen and lives in San Jose, California.

        Steve Yu, M.D. is our Vice President and Secretary and a Director. Dr. Yu joined China Hospitals, Inc. in December 2002. Dr. Yu was the director of the Division of Hospital Management and Director General of the Department of Hospital Administration, Ministry of Health, China from May 1984 through June 1998. Dr. Yu held several positions such as Deputy President, Chinese Association of Hospitals Management and Chairman, Hospitals Branch, Chinese Medical Association from 1998 through 2002 before he joined China Hospitals, Inc. Dr. Yu worked for China Hospitals Magazine from July 1998 to November 2002 as its editor in chief. Dr. Yu is the author of the Manual for the CEOs and Presidents of Hospitals in China, "China Physicians' Act" and "Healthcare Organization Study on Hospital Management." Dr. Yu has published numerous papers in health care journals and magazines and is the Permanent Deputy Director and First Deputy Editor in Chief for "Hospitals in China" and was the Editor in Chief for Hospital Newspaper. Dr. Yu was recognized as a Chief Physician by the Ministry of Health, China on January, 1983 and honorary Professor by Chinese Medical University in August, 1993, Hunan Medical University in September, 1994, School of Public Health of Dalian Medical University in November, 1994 and School of Public Health of Beijing Medical University in August, 1995. Dr. Yu received his MD from Norman Bethune Medical University in 1964 with honors. Dr. Yu was a speaker for the trainings seminars held by World Health Organization for presidents of hospitals in East Asian region countries. Dr. Yu is a Chinese citizen.

        Kangmao Wang, DBA is our CFO and Executive Vice President. Dr. Wang joined China Hospitals, Inc. in December 2002. Dr Wang was a director and Executive Vice President of Brilliance China Automotive Holdings Limited (NYSE: CBA) from May 1992 through October 1995. Dr. Wang was a distinguished professor of Finance and Chair of Center for Financial Markets & Accounting, at Zhejiang University, China from September 1999 through November 2002. Dr. Wang is a member of the Review Committee of Financial Management Association International (FMA) and European Financial Association and an Adjunct Professor of three universities: London University, University of Singapore and Shanghai Jiaotong University. Dr. Wang has published numerous papers in finance and economics journals and magazines, including the Journal of Banks & Finance. Dr. Wang is the author of several published books on Asian and Pacific finances and economics. Dr. Wang received a B.S. in Physics from Beijing University in 1982; a postmaster's degree in Financial Management from New York University in 1987; and a Doctorate of Business Administration (DBA) degree from University of Strathclyde in Glasgow, Scotland in 1998. Dr. Wang is an advisor to President of Singapore Stock Exchange. Dr. Wang is a U.S. citizen.

        Peter Cao, M.D., joined our Board of Directors on March 2, 2004. Dr. Cao has been the President of the Chinese Association of Hospitals Management from June 2001 through the present and was the Vice Minister of the Ministry of Health, China from April 1995 thorough May 2001. Dr. Cao has also been the President of the Chinese Smoking Control and Health Association from May 1999 through the present, Emeritus President of the Chinese Dental Association from August 1996 through the present and the President of the Chinese Epidemiology Diseases Association from March 2000 through the present. Dr. Cao has over 30 years of managerial experience in the healthcare industry including being a head of a dental hospital and Vice Minister of Ministry of Health, China; has written numerous publications and books, and was integral in enacting certain Chinese hospital regulations and policies. Dr. Cao received his M.D. from the Medical School of Beijing University.

Board of Advisors

        We have established a Board of Advisors, which includes highly qualified business and industry professionals. The Board of Advisors will advise our management in making appropriate business decisions and taking appropriate action. However, the Board of Advisors will not be responsible for management decisions and has no legal or fiduciary responsibility to the Company. Currently, there are two members on the Board of Advisors:

Name	Age	Date Joined Board of Advisors
Ann N. James, Ph.D.	62	November 18, 2003
Kai-Ye Fung, DBA	48	November 18, 2003

        Ann N. James, Ph.D. Dr. James is an experienced professional who has enjoyed a 20-year career in the health care field as a scientist, health care lawyer, corporate executive, management consultant and board member. From May 1998 and continuing through the present, she has been a founder and principal of The Princeton Group, which provides consultation and support for corporate boards and executives. In addition to her consulting and management background, Dr. James has accumulated 19 years of experience as a director of public and private companies. Dr. James is the Former Vice Chair of the Board and a member of the Finance Committee for Board of Carondelet Health Systems (CHS). Her prior board activities include STAT, a publicly traded emergency room company, for which she served as chair of the Finance Committee and assisted in the acquisition of the company by AMR. Dr. James has also served on the board of directors of a number of non-profit companies and organizations, including the Greater Houston Hospital Counsel Research and Education Foundation; the Health Law and Policy Institute of The University of Houston; the Health care Administration Program of the University of Houston; and the Law Alumni Association of the University of Houston Law Center.

        Kai-ye Fung. Ms. Fung has 22 years of experience in marketing and international marketing at Applied Materials. She started the Japan, Taiwan, and China marketing department for Applied Materials. Ms. Fung received her MS in Marketing and Engineering from the University of California at Berkeley. From January 1995 through May 1998, she was Senior Marketing Director of Applied Materials, and from January 1999 through December 2000, a part-time marketing consultant. Ms. Fung has been retired since December 2000.

Executive Compensation

        The following table shows the estimated annual compensation paid by us for the year ending December 31, 2004 to our executive officers. No salaries were paid to officers in our fiscal year ending December 31, 2003.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Securities Underlying Options
Frank Hu Chief Executive Officer, President	2004	$39,538	-0-	-0-	580,000
Steve Yu Vice President, Secretary	2004	$20,000	-0-	-0-	10,000
Kangmao Wang Chief Financial Officer, Executive Vice President	2004	$3,000	-0-	-0-	10,000

Stock Option Plan and Grants

        On December 30, 2002, our predecessor adopted a Stock Option Plan which we assumed for our directors, officers, employees, consultants, and advisors. Stock options may have terms up to ten years. The exercise prices of stock options granted under our plan must be the fair market value of our stock on the date of the grant. We have reserved 800,000 shares of common stock for issuance as stock options under our Stock Option Plan and have issued 800,000 stock options as of the date of this Prospectus.

        The following table provides a summary of our stock options currently outstanding as of the date of this Prospectus.

Name	Number of Securities Underlying Options to be Granted	% of Total Options to be Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date
Charles Chen (2004)	10,000	1.4%	$3.50	October 7, 2014
Hongziang Lv	30,000	4.3%	$3.50	September 7, 2014
Frank Hu (2004)	580,000	82.9%	$3.50	January 13, 2014
Jiande Sun	50,000	7.1%	$3.50	June 7, 2014
Steve Yu (2004)	10,000	1.4%	$3.50	January 13, 2014
Kangmao Wang (2004)	10,000	1.4%	$3.50	January 13, 2014
Steve Yu (2003)	50,000	50%	$3.50	August 18, 2007
Kangmao Wang (2003)	50,000	50%	$3.50	August 18, 2007
Shijun Zhu	10,000	1.4%	$3.50	December 21, 2014
Total	800,000

Director Duties

        Under Cayman Islands law, our directors have a statutory duty of loyalty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association. A shareholder has the right to seek damages if a duty owed by our directors is breached.

Director Compensation

        All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. There are no family relationships among our directors or executive officers. Officers are elected by and serve at the discretion of the Board of Directors. Directors do not receive any compensation for their services but are entitled to reimbursement for expenses in attending board meetings.

Employment Agreements

        We have an employment agreement with Frank Hu to act as our Chairman and CEO effective December 18, 2002 for a term of four years. The agreement provides for an annual salary of $280,000 which began on April 15, 2004, a performance bonus to be determined by our Board of Directors, four weeks vacation, and insurance when available. The employment agreement may be terminated at any time by either party upon 30 days' written notice. There are no severance provisions.

        We have an employment agreement with Steve Yu to act as our President and Secretary effective December 28, 2002 for a term of four years. On December 22, 2004, this agreement was amended to provide that Steve Yu would serve as a Vice President and Secretary for the remainder of the term. The agreement provides for a salary of $78,000 which began on April 15, 2004, a performance bonus to be determined by our Board of Directors, the grant of 50,000 stock options, four weeks vacation, and insurance when available. The employment agreement may be terminated at any time by either party upon 30 days' written notice. There are no severance provisions.

        We have an employment agreement with Kangmao Wang to act as our Executive Vice President and CFO effective December 28, 2002. The agreement provides for a salary of $100,000 which began on April 15, 2004, a performance bonus to be determined by our Board of Directors, the grant of 50,000 stock options, four weeks vacation, and insurance when available. The employment agreement may be terminated at any time by either party upon 30 days' written notice. There are no severance provisions.

Limitation of Director and Officer Liability

        Pursuant to our Memorandum and Articles of Association, every Director or Officer and the personal representatives of the same shall be indemnified and secured harmless out of our assets and funds against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him or her in or about the conduct of our business or affairs or in the execution or discharge of his or her duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning us or our affairs in any court whether in the Cayman Islands or elsewhere. No such Director or Officer will be liable for: (a) the acts, receipts, neglects, defaults or omissions of any other such Director or officer or agent; or (b) any loss on account of defect of title to any of our property; or (c) account of the insufficiency of any security in or upon which any of our money shall be invested; or (d) any loss incurred through any bank, broker or other similar person; or (e) any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgment or oversight on his or her part; or (f) any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers authorities, or discretions of his or her office or in relation thereto, unless the same shall happen through his or her own dishonesty.

RELATED PARTY TRANSACTIONS

Arrangements with Affiliated Chinese Entities

        Current Chinese laws and regulations impose substantial restrictions on foreign ownership of the hospitals in China. Therefore, we conduct our operations through a series of agreements with our affiliated Chinese entity, Beijing Dongun Hospitals Investment and Management Co., Ltd. (the "Management Company"). We do not hold any ownership interest in the Management Company. Zhengmao Hu and Min Hu own 99.9% and 0.1%, respectively, of the Management Company.    According to our Chinese counsel, T&C Law Offices, these agreements are valid, binding and enforceable under the current laws and regulations of China. The principal terms of these agreements are described below.

Powers of Attorney

        Zhenmao Hu and Min Hu have each irrevocably appointed our wholly-owned subsidiary in China, RaiseChina BioTech Inc. ("RaiseChina"), as attorney-in-fact to with regard to their rights as shareholders of the Management Company, including but not limited to attending shareholders meetings, exercising all of their rights as shareholders (including voting rights), and designating the officers and directors of the Management Company. The terms of these powers of attorney is for as long as Zhengmao Hu and Min Hu remain shareholders of the Management Company.

Exclusive Business Cooperation Agreement

        Our wholly-owned Chinese subsidiary, RaiseChina, provides the Management Company with business support services and consulting services during the term of this Agreement. The agreement provides for RaiseChina to provide all services that are within the business scope of the Management Company, as determined by RaiseChina, such as technical services, business consultations, intellectual property licenses, equipment or property leasing, marketing consultancy, product research and development services. The term of this agreement is ten years, commencing April 29, 2004. In return for providing the services, RaiseChina is entitled to receive service fees in amounts that will be negotiated by the parties.

Share Pledge Agreements

        Zhenmao Hu and Min Hu pledge their respective equity interests in the Management Company as a guarantee for the payment by the Management Company of the service fees to RaiseChina under the Exclusive Business Cooperation Agreement described above. In the event the Management Company breaches any of its obligations under the service agreement with RaiseChina, RaiseChina is entitled to take possession of the equity interests held by Min Hu and Zhengmao Hu in the Management Company. RaiseChina will endeavor to enforce its rights in full under the share pledge agreements in the event that the Management Company breaches its obligations under the Exclusive Business Cooperation Agreement.

Exclusive Option Agreements

        As consideration for our entering into the loan agreements described above, Zhenmao Hu and Min Hu have each granted us exclusive, irrevocable options to purchase all of their equity interests in the Management Company at any time we desire, subject to compliance with the applicable Chinese laws and regulations. If we exercise these options, we will cancel the outstanding loans we extended to Zhenmao Hu and Min Hu to fund the Management Company.

Loan Agreements

        Due to government restrictions on foreign ownership of hospitals in China, we have made loans to Zhenmao Hu and Min Hu, with the sole and exclusive purpose of providing funds necessary for the capitalization of the Management Company. In the event that the Chinese government lifts its substantial restrictions on foreign ownership of hospitals in China, as applicable, we plan to exercise our exclusive option to purchase all of the outstanding equity interests of the Management Company, as described in the following paragraph, and the loans will be cancelled in connection with such purchase. However, it is uncertain when, if at all, the Chinese government will lift any or all of these restrictions. The following table sets forth the amount of each loan, the date the loan agreement was entered into, the principal, interest, maturity date and outstanding balance of the loan, and the borrower.

Date of Loan Agreement	Borrower	Principal		Interest	Maturity Date	Outstanding Balance
		(in thousands of RMB)	(in thousands of US$)			(in thousands of RMB)	(in thousands of US$)
April 9, 2004	Zhengmao Hu	RMB9,990,000	$1,203,614	None	April 9, 2014	RMB9,990,000	$1,203,614
April 9, 2004	Min Hu	RMB10,000	$1205	None	April 9, 2014	RMB10,000	$1,205

        All of the agreements described above were entered into in on April 29, 2004

Other Related Party Transactions

        Dr. Frank Hu provided $178,340 in no-interest personal loans to us for initial operations. We have repaid Dr. Frank Hu the entire amount of the loans from the proceeds of our predecessor's first private placement.

        The Management Company holds a 70% equity interest in Anqiu City People's Hospital. In December 2004, the Management Company and certain shareholders of Anqiu City People's Hospital entered into an agreement in order to properly establish the Company's control over Anqiu City People's Hospital.

PRINCIPAL STOCKHOLDERS

        This table shows the ownership of: (i) each officer and director; (ii) all officers and directors as a group; and (iii) all persons who own 5% or more of our outstanding voting stock with 31,640,831 shares of common stock outstanding as of the date of this Prospectus.

Name of Beneficial Owner	Amount of Beneficial Ownership		Percentage Ownership Before Offering	Percentage Ownership After Minimum Offering		Percentage Ownership After Maximum Offering(12)
Frank Hu (Chairman, President, CEO, Director)	29,297,371	(13)	90.9%	[ ]	%	[ ]	%
Steve Yu (Vice President, Secretary, Director)	60,000	(14)	*	*		*
Kangmao Wang (CFO, Executive Vice President, Director)	60,000	(15)	*	*		*
Peter Cao, M.D., Director	-0-		-0-	-0-		-0-
All Officers and Directors as a Group (4 individuals)	29,417,371		91%	[ ]	%	[ ]	%
Naseem B J Arrar and Salma M.D. Suboh	2,126,785		6.7%	[ ]	%	[ ]	%

*
Less than 1%
(12)
Not including the overallotment option.
(13)
Includes options to purchase 580,000 shares of common stock at an exercise price of $3.50 per share expiring on January 13, 2014.
(14)
Consists of options to purchase 50,000 shares of common stock at an exercise price of $3.50 per share expiring on August 18, 2007 and options to purchase 10,000 shares of common stock at an exercise price of $3.50 per share expiring on January 13, 2014.
(15)
Consists of options to purchase 50,000 shares of common stock at an exercise price of $3.50 per share expiring on August 18, 2007 and options to purchase 10,000 shares of common stock at an exercise price of $3.50 per share expiring on January 13, 2014.

DESCRIPTION OF SECURITIES

        Our authorized capital stock consists of 70,000,000 shares of common stock, par value $.001 per share and 5,000 shares of preferred stock, par value $.001 per share. As of the date of this Prospectus, 31,640,831 shares of common stock are issued and outstanding and no shares of preferred stock are issued or outstanding. An additional 800,000 shares of common stock have been reserved for issuance upon exercise of options. The following summary description relating to our capital stock does not purport to be complete and is qualified in its entirety by our Memorandum and Articles of Association, which are available upon request.

Common Stock

        Holders of common stock are entitled to cast one vote for each share on all matters submitted to a vote of shareholders, including the election of directors. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefore and subject to any preference of any then authorized and issued preferred stock. See "Dividend Policy." Such holders do not have any preemptive or other rights to subscribe for additional shares. All holders of common stock are entitled to share ratably in any assets for distribution to shareholders upon the liquidation, dissolution or winding up of the Company, subject to any preference of any then authorized and issued preferred stock. There are no conversion, redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

        We are authorized to issue up to 5,000 shares of Preferred Stock, $.001 par value, of which no shares have been issued. Preferred Stock may, without action by our stockholders, be issued by the Board of Directors from time to time in one or more series for such consideration and with such relative rights, privileges and preferences as the Board may determine. Accordingly, the Board has the power to fix the dividend rate and to establish the provisions, if any, relating to voting rights, redemption rate, sinking fund, liquidation preferences and conversion rights for any series of Preferred Stock issued in the future.

        It is not possible to state the actual effect of any authorization of Preferred Stock upon the rights of holders of Common Stock until our Board determines the specific rights of the holders of any other series of Preferred Stock. The Board's authority to issue Preferred Stock also provides a convenient vehicle in connection with possible acquisitions and other corporate purposes, but could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock. Accordingly, the issuance of Preferred Stock may be used as an "anti-takeover" device without further action on the part of our stockholders, and may adversely affect the holders of our Common Stock.

Limitations on the Right to Own Shares

        There are no limitations on the right to own our shares.

Limitations on Transfer of Shares

        Our articles of association gives our directors, at their discretion, the right to decline to register any transfer of shares.

Disclosure of Shareholder Ownership

        There are no provisions in our memorandum of association or articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Changes in Capital

        We may from time to time by ordinary resolution increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe. The new shares shall be subject to the same provisions with reference to the payment of calls, lien, transfer, transmission, forfeiture and otherwise as the shares in the original share capital. We may by ordinary resolution:

  (a)
  consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

  (b)
  convert all or any of our paid up shares into stock and reconvert that stock into paid up shares of any denomination;

  (c)
  sub-divide our existing shares, or any of them into shares of smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share form which the reduced share is derived; and

  (d)
  cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

        We may by special resolution reduce our share capital and any capital redemption reserve fund in any manner authorized by law.

Differences in Corporate Law

        The Companies Law is modeled after that of the United Kingdom but does not follow recent United Kingdom statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

        Cayman Islands law does not provide for mergers as that expression is understood under United States corporate law. However, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement in question is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it satisfies itself that:

  •
  the statutory provisions as to majority vote have been complied with;

  •
  the shareholders have been fairly represented at the meeting in question;

  •
  the arrangement is such as a businessman would reasonably approve; and

  •
  the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.

        When a take-over offer is made and accepted by holders of 90% of the shares within four months, the offeror may, within a two month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith or collusion.

        If the arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders' Suits

        Our Cayman Islands counsel is not aware of any reported class action or derivative action having been brought in a Cayman Islands court. In principle, we will normally be the proper plaintiff and a derivative action may not be brought by a minority shareholder. However, based on English authorities, which could be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

  •
  a company is acting or proposing to act illegally or ultra vires;

  •
  the act complained of, although not ultra vires, could be effected only if authorized by more than a simple majority vote;

  •
  the individual rights of the plaintiff shareholder have been infringed or are about to be infringed; or

  •
  those who control the company are perpetrating a "fraud on the minority."

Indemnification

        Cayman Islands law does not (other than as set forth hereafter) limit the extent to which a company's organizational documents may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Articles of Association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through their own willful neglect or default.

Stock Option Plan

        On December 30, 2002, our predecessor adopted a Stock Option Plan which we assumed for our directors, officers, employees, consultants, and advisors. Stock options may have terms up to ten years. The exercise prices of stock options granted under our plan must be the fair market value of our stock on the date of the grant. We have reserved 800,000 shares of common stock for issuance as stock options under our Stock Option Plan and have issued 800,000 stock options as of the date of this Prospectus.

Certain Effects of Authorized but Unissued Stock

        Before this Offering, we have 38,359,169 shares of common stock remaining authorized but unissued. Authorized but unissued shares of common stock are available for future issuance without shareholder approval. Issuance of these shares will dilute your percentage ownership in us.

SELLING STOCKHOLDERS

        [            ] shares of common stock offered under this prospectus may be sold by the holders. We will not receive any of the proceeds from sales of shares offered under this prospectus by stockholders.

        All costs, expenses and fees in connection with the registration of the selling stockholders' shares will be borne by us. All brokerage commissions, if any attributable to the sale of shares by selling stockholders will be borne by the stockholders.

        The selling stockholders are offering a total of [            ] shares of our stock common stock. The selling stockholders are not affiliated with broker-dealers. The following table sets forth:

  a.
  the name of each person who is a selling stockholder;

  b.
  the number of securities owned by each such person at the time of this offering; and

  c.
  the number of shares of common stock such person will own after the completion of this offering.

        The column "Shares Owned After the Offering" gives effect to the sale of all the shares of common stock being offered by this prospectus, including the shares being offered for sale in this offering by us.

			Shares Owned Prior To The Offering				Shares Owned After The Offering
Selling Stockholder	No. of Shares Offered
			Number		Percentage		Number		Percentage
Adamson Brothers, Inc.(16)	[	]	[	]	[	]	[	]	[ ]
Kai-Ye Fung	119,928		119,928		*		57,148		* %
Ali Khudair S. Al Harbi	20,000		20,000		*		0		0%
Fadi Abi Nader	12,000		12,000		*		0		0%
Amr Ahmed Amin Fovad	90,000		90,000		*		0		0%
Moussa Gabale	10,000		10,000		*		0		0%
Naif Fahad Aldossary	12,000		12,000		*		0		0%
Abdulaziz A. Alshethry	80,000		80,000		*		0		0%
Nabil A. Daye	10,000		10,000		*		0		0%
Mohamad F. El Sankari	10,000		10,000		*		0		0%
Ali Hassan Alibrahim	10,090		10,090		*		0		0%
Khater Fahad	140,000		140,000		*		0		0%
Alaa Assad Dandashi	30,000		30,000		*		0		0%
Ahmed Mocktar El Rashidi	30,000		30,000		*		0		0%
Turki Bin Abdullah Bin Abdul Aziz Al Saud	30,000		30,000		*		0		0%
Khalid M. Aseyri	10,000		10,000		*		0		0%
Ibrahin Saeed Al-Qahtani	18,572		18,572		*		0		0%
Khaled Sayed Ibrahim	10,000		10,000		*		0		0%
Nafez Abd Raboh Mousa Al-Besheeti	10,000		10,000		*		0		0%
Naseem B J Arrar Salma M.D. Suboh	2,126,785		2,126,785		*		0		0%
Fahad AbdulAziz Al Nassar	10,000		10,000		*		0		0%
Ahida Nadim El-Bissar	10,000		10,000		*		0		0%
Karim Ibrahim Khalil Shousha	20,000		20,000		*		0		0%
Mohamad I. Trabulsi and Bassama Trabulsi	12,000		12,000		*		0		0%
Abdul Rahman A. Axix Al Hassan	11,429		11,429		*		0		0%
Rongzen Wei	20,000		20,000		*		0		0%
Duan Wei	20,000		20,000		*		0		0%
Fengying Liu	20,000		20,000		*		0		0%
Steve Li	11,428		11,428		*		0		0%
Yaping Liu	1,228		1,228		*		0		0%
Lianying Tao	8,000		8,000		*		0		0%
Frank Hu	[	]	29,297,371		[	]	[	]	[ %]
TOTAL	[	]	31,640,831		[	]	[	]	[ %]

*
Less than 1%.

(16)
Includes [            ] shares underlying warrants.

SHARES ELIGIBLE FOR FUTURE SALE

        Prior to this offering, there has been no market for our common stock, and a liquid trading market for our common stock may not develop or be sustained after this offering. Future sales of substantial amounts of common stock, including shares issued upon exercise of outstanding options and exercise of the warrants offered in this prospectus in the public market after this offering or the anticipation of those sales could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through sales of our equity securities.

        Upon the consummation of this offering, we will have outstanding [            ] shares of common stock, assuming no exercise of the underwriters' over-allotment option and no exercise of outstanding options or exercise of any warrants. Of these shares, the shares sold in this offering will be freely tradable without restriction under the Securities Act unless purchased by our"affiliates" as that term is defined in Rule 144 under the Securities Act. The remaining approximately [            ]shares of common stock outstanding will be restricted shares held by existing stockholders.

Lock-Up Agreements

        Certain of the shares held by our selling shareholders and all of our officers and directors are subject to lock-up agreements. These lock-up agreements provide that the stockholder will not offer, sell, contact to sell, grant an option to purchase, effect a short sale or otherwise dispose of or engage in any hedging or other transaction that is designed or reasonably expected to lead to a disposition of shares of common stock or any option to purchase common stock or any securities exchangeable for or convertible into common stock for a period of 90 days after the date of this prospectus without the prior written consent of the underwriter. Though these shares may be eligible for earlier sale under the provisions of the Securities Act, [            ] of these shares will not be saleable until 90 days after the date of this prospectus as a result of these lock-up agreements.

Rule 144

        In general, under Rule 144 as currently in effect, with respect to stockholders not subject to lock-up agreements and after the expiration of the lock-up agreements, a person, or persons whose shares are aggregated, who has beneficially owned restricted shares for at least one year is entitled to sell within any three-month period up to that number of shares that does not exceed the greater of:

  •
  1% of the number of shares of common stock then outstanding, which immediately following this offering is expected to be approximately [                        ] shares of common stock, or

  •
  the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a Form 144 with respect to the sale.

        Sales under Rule 144 are also subject to certain "manner of sale" provisions and notice requirements and to the requirement that current public information about the company be available.

        Beginning immediately after the date of this prospectus, approximately 28,847,175 restricted shares of our common stock will be eligible for sale in the United States public market, subject to volume and other limitations.

Rule 144(k)

        Under Rule 144(k), a person who is not deemed to have been our affiliate at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner except an affiliate, is entitled to sell those shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Registration Rights

        We agreed to register on this prospectus the shares of common stock sold in our private placement which closed on October 25, 2004. In addition, we have agreed to certain registration rights for the securities underlying the representative's warrants that we have agreed to issue to Adamson Brothers, Inc. on behalf of the underwriters. These warrants entitle the holder to purchase [            ] shares of our common stock. These warrants are not exercisable until one year from the date of effectiveness of the registration statement, of which this prospectus forms a part. Registration of these shares under the Securities Act would results in these shares becoming freely tradable without restriction under the Securities Act, except for shares purchased by affiliates, immediately upon the effectiveness of this registration.

Cayman Islands Taxation

        The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to the Company levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. The Cayman Islands are not party to any double tax treaties. There are no exchange control regulations or currency restrictions in the Cayman Islands.

ENFORCEABILITY OF CIVIL LIABILITIES

        We are incorporated in the Cayman Islands because of the following benefits found there:

  •
  political and economic stability;

  •
  an effective judicial system;

  •
  a favorable tax system;

  •
  the absence of exchange control or currency restrictions; and

  •
  the availability of professional and support services.

        However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

  (1)
  the Cayman Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors; and

  (2)
  Cayman Islands companies may not have standing to sue before the federal courts of the United States.

        We have been advised that there is uncertainty as to whether the courts of the Cayman Islands or China would:

  (1)
  recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

  (2)
  entertain original actions brought in the Cayman Islands or China against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

        We have been advised that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands under the common law doctrine of obligation.

        T&C Law Offices has advised us further that the recognition and enforcement of foreign judgments are provided for under Chinese Civil Procedure Law. Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of Chinese Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions.

UNDERWRITING

        Adamson Brothers, Inc. is acting as the representative of the underwriters. We and the underwriters named below have entered into an underwriting agreement with respect to the units being offered. In connection with this offering and subject to certain conditions, Adamson Brothers, Inc. has agreed to use its best efforts to sell all the units being offered for sale by the company.

Underwriters	Number of Units
Adamson Brothers, Inc.	[	]

        The representative has advised us that the underwriters propose to offer the units to the public at the public offering price indicated on the cover page of this prospectus, less the 10% underwriting discount indicated there, and that they will initially allow concessions not in excess of $[    ] per unit, of which not in excess of $[    ] per unit may be reallowed to other dealers who are members of the National Association of Securities Dealers ("NASD"). After the public offering, concessions to dealer terms may be changed by the underwriters.

        The underwriters have advised us that they do not intend to confirm sales of the units to any account over which they exercise discretionary authority in an aggregate amount in excess of 5% percent of the total securities offered hereby.

        We have granted to the underwriters an option which expires 45 days after the date of this prospectus, exercisable as provided in the underwriting agreement, to sell up to an additional [            ] units at the public offering price set forth on the cover page of this prospectus, less underwriting discounts and commissions, which option may be exercised only for the purpose of covering over-allotments, if any. If the underwriters exercise the over-allotment in full, the total price to the public would be $[            ], the total underwriting discounts and commissions would be $[            ], and the total proceeds (before payment of the expenses of this offering) to us would be $[            ].

        We estimate the expenses of this offering to be $[            ].

        The underwriting agreement provides for reciprocal indemnification between us and the underwriters against certain liabilities in connection with the registration statement, including liabilities under the Securities Act of 1933, as amended.

        At the closing of this offering, we will sell to the representative or its designees at an aggregate purchase price of $[            ], underwriters' warrants to purchase [            ] units at an exercise price of $[            ] per unit (165% of the public offering price per unit). The securities to be delivered upon exercise of the underwriters' warrants are the same as contained in the units. The underwriters' warrants are exercisable for a period of [three] years commencing one year from the effective date of this offering. The underwriters' warrants contain provisions that protect their holders against dilution by adjustment of the exercise price and number of units issuable upon exercise on the occurrence of specific events, including stock dividends or other changes in the number of our outstanding shares, on the same terms as the warrants. No holder of the underwriters' warrants will possess any rights as a stockholder unless the warrant is exercised. The underwriters' warrants may not be sold, transferred, assigned or hypothecated for a period of one year from the effective date of this offering, except to officers or partners (but not directors) of the underwriters and members of the selling group and/or their officers or partners. During the exercise period, the holders of the underwriters' warrants will have the opportunity to profit from a rise in the market price of the common stock, which will dilute the interests of our stockholders. We expect that the underwriters' warrants will be exercised when we would, in all likelihood, be able to obtain any capital needed on terms more favorable than those provided by the underwriters' warrants. Any profit realized by the underwriter on the sale of the underwriters' warrants or the underlying shares of common stock or warrants may be deemed additional underwriting compensation.

        As part of this prospectus, we are registering the underwriters' warrants under the Securities Act. We have also included the underwriters' warrants and the shares of common stock and warrants underlying the underwriters' warrants in this prospectus.

        Until the distribution of the units offered by this prospectus is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriters to bid for and to purchase units or their component securities. As an exception to these rules, the underwriters may engage in transactions that stabilize the price of the units. Adamson Brothers, Inc., on behalf of the underwriters and selling group members, if any, and their affiliates, may engage in over-allotment sales, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934.

  •
  Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  •
  Syndicate covering transactions involve purchases of the common stock and warrants in the open market after the distribution has been completed in order to cover syndicate short positions. The underwriters may also elect to reduce any short position by exercising all or part of the over-allotment option to purchase additional units as described above.

  •
  Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

        Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. Covered short sales are sales made in an amount not greater than the representative's over-allotment option to purchase additional shares in this offering. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through the over-allotment option. Naked short sales are sales in excess of the over-allotment option. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in this offering.

        In general, the purchase of a security to stabilize or to reduce a short position could cause the price of the security to be higher than it might be otherwise. These transactions may be effected on the NASDAQ stock exchange or otherwise. Neither we nor the underwriters can predict the direction or magnitude of any effect that the transactions described above may have on the price of the units. In addition, neither we nor the underwriters can represent that the underwriters will engage in these types of transactions or that these types of transactions, once commenced, will not be discontinued without notice.

        The underwriting agreement provides for indemnification between us and the underwriters against specified liabilities, including liabilities under the Securities Act, and for contribution by us and the underwriters to payments that may be required to be made with respect to those liabilities. We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities under the Securities Act is against public policy as expressed in the Securities Act and is therefore unenforceable.

        The initial public offering price of the units offered by this prospectus and the exercise price of the warrants were determined by negotiation between us and the underwriters. Among the factors considered in determining the initial public offering price of the units and the exercise price of the warrants were:

  •
  our history and our prospects;

  •
  the industry in which we operate;

  •
  the status and development prospects for our proposed business plan;

  •
  the previous experience of our executive officers; and

  •
  the general condition of the securities markets at the time of this offering.

        The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the units. That price is subject to change as a result of market conditions and other factors, and we cannot assure you that the units, or the common stock and warrants contained in the units, can be resold at or above the initial public offering price.

Selling Stockholders

        In the event that our shares become listed on the NASDAQ National Market, selling stockholders may sell their shares at then-prevailing prices or in privately negotiated transactions. Such transactions may or may not involve NASD licensed broker-dealers.

        The selling stockholders may effect such transactions by selling common stock directly to purchasers or to or through broker-dealers, which may act as agents. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders. They may also receive compensation from the purchasers of common shares for whom such broker-dealers may act as agents. Such compensation as to a particular broker-dealer might be in excess of customary commissions.

        Each selling stockholder and any broker-dealer that acts in connection with the sale of shares of common stock may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act of 1933.

        The shares are being offered as part of a continuous offering under Rule 415 of Regulation C under the Securities Act of 1933. Our management expects that the shares will be sold within one year of the commencement of the offering and expects to update this Prospectus for any material changes as needed.

        We have notified the selling stockholders of the prospectus delivery requirements for sales made pursuant to this prospectus and that, if there are material changes to the stated plan of distribution, a post-effective amendment with current information would need to be filed before offers are made and no sales could occur until such amendment is declared effective.

        Selling stockholders also may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided they meet the criteria and conform to the requirements of such rule.

LEGAL MATTERS

        Certain legal matters, including the legality of the issuance of the units offered herein, are being passed upon for us by our counsel, Oswald & Yap, Irvine, California. Certain matters related to the offer and sale of the units will be passed on for the underwriters by the Law Offices of Louis E. Taubman, P.C., New York, New York. Legal matters as to Chinese law will be passed upon for us by T&C Law Offices. Legal matters as to Cayman Islands' law will be passed upon for us by Richard Addlestone. Oswald & Yap may rely upon T&C Law Offices with respect to matters governed by Chinese law, and upon Richard Addlestone with respect to matters governed by Cayman Islands law.

EXPERTS

        Our financial statements have been included herein and in the registration statement in reliance upon the report of Rotenberg & Co., LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of that firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        The registration statement of which this prospectus is a part contains additional relevant information about us and our common stock, and you should refer to the registration statement and its exhibits to read that information. References in this prospectus to any of our contracts or other documents are not necessarily complete, and you should refer to the exhibits filed with the registration statement for copies of the actual contract or document.

        You may read and copy the registration statement, the related exhibits and our other filings with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You also may request copies of those documents at prescribed rates by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The site's address is http://www.sec.gov.

CHINA HOSPITALS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2004
DECEMBER 31, 2003 AND 2002

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

The Board of Directors

        We have audited the accompanying consolidated balance sheets of China Hospitals, Inc. as of June 30, 2004, December 31, 2003 and 2002 and the related statements of income, changes in shareholders' equity, and cash flows for the period/years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with Public Company Accounting Oversight Board standards (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of China Hospitals, Inc. as of June 30, 2004, December 31, 2003 and 2002 and the result of their operations and their cash flows for the period/years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/  ROTENBERG & CO., LLP

Rotenberg & Co., LLP
 Certified Public Accountants

Rochester, New York
January 6, 2005

CHINA HOSPITALS, INC.

CONSOLIDATED BALANCE SHEETS AS OF
JUNE 30, 2004, DECEMBER 31, 2003 AND 2002

ASSETS

	June 30, 2004	December 31, 2003	June 30, 2003	December 31, 2002
			(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$2,680,996	$210,166	$65,107	$—
Trade receivables, net of provisions	90,079	—	—	—
Other receivables	657,649	1,433	—	—
Prepayments	166,406	—	—	66,270
Inventory	490,579	—	—	—

TOTAL CURRENT ASSETS	4,085,709	211,599	65,107	66,270

PROPERTY, PLANT AND EQUIPMENT, NET	12,641,592	1,274	616	—

CONSTRUCTION IN PROGRESS, NET	691,156	—	—	—

DEFERRED OFFER COST	144,203	69,979	66,270	—

INTANGIBLE ASSET
Land-use-right	1,008,156	—	—	—

TOTAL ASSETS	$18,570,816	$282,852	$131,993	$66,270

The accompanying notes are in integral part of the financial statements.

CHINA HOSPITALS, INC.

CONSOLIDATED BALANCE SHEETS AS OF
JUNE 30, 2004, DECEMBER 31, 2003 AND 2002

LIABILITIES AND SHAREHOLDERS' EQUITY

	June 30, 2004	December 31, 2003	June 30, 2003	June 30, 2003
			(Unaudited)
CURRENT LIABILITIES
Short-term loans	$4,216,867	$—	$—	$—
Accounts payable	1,147,855	76,494	—	—
Accruals and other payable	5,268,316	—	—	—
Due to directors	178,340	178,340	101,120	37,480

TOTAL CURRENT LIABILITIES	10,811,378	254,834	101,120	37,480

LONG-TERM LIABILITIES	2,561,687	—	—	—

TOTAL LIABILITIES	13,373,065	254,834	101,120	37,480

MINORITY INTEREST	2,659,483	—	—	—

SHAREHOLDERS' EQUITY
Common Stock	2,412,716	28,910	28,910	28,790
Additional paid-in-capital	339,973	339,612	55,000	—
Reserves	—	—	—	—
Retained earnings	(214,421)	(340,504)	(53,037)	—

TOTAL SHAREHOLDERS' EQUITY	2,538,268	28,018	30,873	28,790

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$18,570,816	$282,852	$131,993	$66,270

The accompanying notes are in integral part of the financial statements.

CHINA HOSPITALS, INC.

CONSOLIDATED STATEMENTS OF INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2004, AND FOR THE
YEARS ENDED DECEMBER 31, 2003 AND 2002

	June 30, 2004	December, 2003	June 30, 2003	December, 2002
			(Unaudited)
REVENUE	$5,031,712	$—	$—	$—
COST OF REVENUE	2,957,233			—

GROSS PROFIT	2,074,479		—	—
GENERAL AND ADMINISTRATIVE EXPENSES	1,668,611	340,547	53,080	—

INCOME/(LOSS) FROM OPERATIONS	405,868	(340,547)	(53,080)	—
FINANCE COSTS	169,925	—	—	—
OTHER INCOME	(444)	(43)	(43)	—
OTHER EXPENSES	27,651	—	—	—

INCOME/(LOSS) BEFORE INCOME TAXES	208,736	(340,504)	(53,037)	—
INCOME TAXES	—	—	—	—

NET INCOME/(LOSS) BEFORE MINORITY INTEREST	208,736	(340,504)	(53,037)	—
MINORITY INTEREST	82,653	—	—	—

NET INCOME/(LOSS) AFTER MINORITY INTEREST	$126,083	$(340,504)	$(53,037)	$—

The accompanying notes are in integral part of the financial statements.

CHINA HOSPITALS, INC.

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2004, AND FOR THE
YEARS ENDED DECEMBER 31, 2003 AND 2002

	Common Stock	Additional paid-in- capital	Reserves	Retained earning	Total
Proceed from common stock	28,790	—	—	—	28,790

Balance as at December 31, 2002	28,790	—	—	—	28,790
Net income from January 1, 2003 to June 30, 2003	—	—	—	(53,037)	(53,037)
Proceed from common stock	120	55,000	—	—	55,120

Balance as at June 30, 2003	28,910	55,000	—	(53,037)	30,873
Net income from July 1, 2003 to December 31, 2003	—	—	—	(287,467)	(287,467)
Proceed from common stock	—	284,612	—	—	284,612

Balance as at January 1, 2004	28,910	339,612	—	(340,504)	28,018
Proceed from common stock	2,383,806	361	—	—	2,384,167
Net income	—	—	—	126,083	126,083
Proceed from acquisition of subsidiary	—	—	1,264,294	—	1,264,294
Use of welfare—staff quarter	—	—	(1,264,294)	—	(1,264,294)

Balance as at June 30, 2004	$2,412,716	$339,973	$—	$(214,421)	$2,538,268

The accompanying notes are in integral part of the financial statements.

CHINA HOSPITALS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2004, AND FOR THE
YEARS ENDED DECEMBER 31, 2003 AND 2002

	June 30, 2004	December 31, 2003	June 30, 2003	December 31, 2002
			(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$208,737	$(340,504)	(53,037)	$—
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful account	77,565	—	—	—
Depreciation and amortization	436,192	319	180	—
Loss on disposal of fixed assets	27,193	—	—	—
Use of welfare fund	1,719,385	—	—	—
(Increase)/decrease in assets:	—
Inventory	(106,951)	—	—	—
Trade receivables, net of provisions	(12,856)	—	—	—
Prepayment	(166,406)	66,270	66,270	(66,270)
Other receivable	(69,401)	(1,433)	—	—
Increase/(decrease) in liabilities:
Accounts payables	778,199	76,494	—	—
Accruals and other payables	2,348,561	—	—	—

Net cash from by operating activities	5,240,218	(198,854)	13,413	(66,270)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment & construction in progress	(1,635,105)	(1,593)	(796)	—
Acquisition of land use right	(1,097,229)	—	—	—
Capitalization of negative goodwill	1,057,428	—	—	—
Cash received from the acquisition	176,588	—	—	—

Net cash from by investing activities	(1,498,318)	(1,593)	(796)	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Inception of loan	2,650,602	—	—	—
Repayment of loan	(323,012)	—	—	—
Capital expenditure	(5,908,603)	—	—	—
Deferred offer cost	(74,223)	(69,979)	(66,270)	—
Due to director	—	140,860	63,639	37,480
Due from director	—	—	—	—
Proceed from common stock	2,384,167	339,732	55,120	28,790

Net cash from by financing activities	(1,271,069)	410,613	52,489	66,270

NET CHANGE IN CASH AND CASH EQUIVALENTS	2,470,830	210,166	65,106	—
Cash and cash equivalents, beginning of period	210,166	—	—	—

Cash and cash equivalents, end of period	$2,680,996	$210,166	65,106	$—

SUPPLEMENTARY CASH FLOWS DISCLOSURES
Interest paid	$261,791	—	—	—

Taxes paid	$—	—	—	—

The accompanying notes are in integral part of the financial statements.

CHINA HOSPITALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENT

JUNE 30, 2004, DECEMBER 31, 2003 AND 2002

1.     ORGANIZATION AND PRINCIPAL ACTIVITIES

        Due to the current restrictions on foreign ownership of the hospital businesses in China, we conduct substantially all of our operations through our affiliated Chinese entities. Pursuant to an Exclusive Business Cooperation Agreement between our wholly-owned subsidiaries, RaiseChina BioTech, Inc. ("RaiseChina") and Beijing Dongjun Hospital Management Investment Co., Ltd ("Beijing Dongjun" or the "Management Company"), which were incorporated in April 2004. The Management Company holds title to the two hospitals and conducts our business. An agreement provides for RaiseChina to provide the Management Company with business support services and consulting services in exchange for service fees from them. The Management Company is owned by Min Hu and Zhengmao Hu, however we have entered into agreements with the individuals, including share pledge agreements and powers of attorney, designed to give us control over the operations of the Management Company and secure payment of service fees from the Management Company. Pursuant to the share pledge agreements, Min Hu and Zhengmao Hu pledge their respective equity interests in the Management Company as a guarantee for the payment by this entity of service fees to us. As a result, in the event that any of our affiliated entities breach any of their obligations under the service agreement with us, we are entitled to take possession of the equity interests held by Min Hu and Zhengmao Hu. In addition, Min Hu and Zhengmao Hu have each executed an irrevocable power of attorney to appoint RaiseChina as attorney-in-fact to vote on all matters on which shareholders of our affiliated entities are entitled to vote, including matters relating to the appointment of the chief executive officers of our affiliated entities.

        Our affiliated Management Company has acquired 70% of the Anqiu City People's Hospital and 100% of the Mengzhou City People's Hospital and is currently operating these hospitals. On December 21, 2003, our predecessor company, China Hospitals, Inc., a Delaware corporation ("CHI"), signed an agreement with the Anqiu City Department of National Asset Management to acquire the Anqiu City People's Hospital. On May 19, 2004, the parties to the Agreement signed an amendment to the Agreement transferring CHI's rights and liabilities under the Agreement to the Management Company. The Anqiu City People's Hospital is a Class AA educational hospital with 630 beds and 892 employees. The purchase price of this hospital was 58,754,952 Chinese renminbi (RMB) (approximately US$7,078,909) which was based on a valuation of the hospital's assets by an independent third-party evaluator and a debt reduction payment. The first installment of RMB8,210,000 was paid on June 4, 2004. As a term of the purchase agreement, the Management Company had to use some of the profits it generated from this hospital for the construction of a new building which has been completed. Additionally, the Management Company must continue to employ all existing employees of the hospital for one year at wages equal to at least their wages in 2002.

        On July 16, 2004, the Management Company signed an agreement with the Mengzhou City National Department of Asset Management to acquire the Mengzhou City People's Hospital. The Mengzhou City People's Hospital is a Class AA educational hospital with 226 patient beds and 368 employees. The purchase price of this hospital was RMB17,436,960 (approximately US$2,100,839) including the payment of a RMB5,556,900 long term loan. The first installment of US$1,000,000 was paid on July 16, 2004. The remainder of the purchase price was paid on December 20, 2004 from the proceeds of our private placement. As a term of the agreement, the Management Company agreed to continue to employ all existing employees of this hospital.

        In July 2000, the Chinese central authority issued the Sino-Foreign Equity Joint Venture Cooperation and the Medical Organization Administration Rule, which allows for the foreign ownership of up to 70% of an individual hospital.

        The group's two subsidiaries, Anqiu City People's Hospital and Mengzhou City People's Hospital, are located in Anqiu City, Shangdong Province, and Mengzhou City, Henan Province, The PRC, respectively. They are approximately 600 miles and 800 miles south of Beijing, the capital city of the PRC, respectively. Both hospitals are engaged in providing medical services to patients and sales of Chinese and Western medicine.

        The acquisition of Anqiu City People's Hospital created a negative goodwill, the negative goodwill was then absorbed in the property, plant and equipment and land-use-right on a pro rata basis.

2.     BASIS OF PRESENTATION

        The consolidated financial statements are prepared in accordance with generally accepted accounting principles used in the United States of America, and the operation of Anqiu City People's Hospital is included from January 2004.

3.     SUMMARY OF PRINCIPAL ACCOUNTING POLICIES

A.
CASH AND CASH EQUIVALENTS

        The group considers cash and cash equivalents to include cash on hand and demand deposits with banks with an original maturity of three months or less.

B.
TRADE RECEIVABLE

        In order to determine the value of the group's accounts receivable, the group records a provision for doubtful accounts to cover estimated credit losses. Management reviews and adjusts this allowance periodically based on historical experience and its evaluation of the collectibility of outstanding accounts receivable. The group evaluates the credit risk of its patients utilizing historical data and estimates of future performance.

C.
PROPERTY, PLANT AND EQUIPMENT

        Property, plant and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.

        When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

        Depreciation is calculated on a straight-line basis over the estimated useful live of the assets. The estimated useful lives applied are:

Buildings	40 years
Medical equipment	6 - 20 years
Motor vehicles	8 - 12 years
Office equipment	5 - 15 years
D.
GOODWILL

        SFAS 142, Goodwill and Other Intangible Assets, requires that goodwill be tested for impairment at the reporting unit level (operating segment or one level below an operating segment) on an annual basis and between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying value. These events or circumstances could include a significant change in the business climate, legal factors, operating performance indicators, competition, sale or disposition of a significant portion of a reporting unit. Application of the goodwill impairment test requires judgment, including the identification of reporting units, assignment of assets and liabilities to reporting units, assignment of goodwill to reporting units, and determination of the fair value of each reporting unit. The fair value of each reporting unit is estimated using a discounted cash flow methodology. This requires significant judgments including estimation of future cash flows, which is dependent on internal forecasts, estimation of the long-term rate of growth for our business, the useful life over which cash flows will occur, and determination of our weighted average cost of capital. Changes in these estimates and assumptions could materially affect the determination of fair value and/or goodwill impairment for each reporting unit.

E.
LAND USE RIGHT

        Land use right is being amortized using the straight-line method over the lease term of fifty years. (See note 7.)

F.
CONSTRUCTION IN PROGRESS

        Construction in progress represents direct costs of construction or acquisition and design fees incurred. Capitalization of these costs ceases and the construction in progress is transferred to property, plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. No depreciation is provided until it is completed and ready for its intended use.

G.
FAIR VALUE OF FINANCIAL INSTRUMENTS

        The carrying value of financial instruments including cash and cash equivalents, receivables, accounts payable, accrued expenses and debt, approximates their fair value at June 30, 2004, and December 31, 2003, June 30, 2003 and December 31, 2002 due to the relatively short-term nature of these instruments.

H.
INCOME TAXES

        The group was previously owned by the government of The People's Republic of China and was operated as a state owned non-profit-making entity and did not have any share capital. Such entity in the PRC is not subject to income tax. The two hospitals are not subject to any state or local tax since they did not raise any of their charges or fees after privatization.

I.
FOREIGN CURRENCY TRANSLATION

        The group maintains its books and accounting records in Renminb ("RMB"), the PRC's currency, being the functional currency. Translation of amounts from RMB into United States dollars ("US$") has been made at the single rate of exchange of US$1.00:RMB8.30. No representation is made that RMB amounts could have been or could be, converted into US dollar at that rate.

        On January 1, 1994, the PRC government introduced a single rate of exchange as quoted daily by the People's Bank of China (the "Unified Exchange Rate"). The quotation of the exchange rates does not imply free convertibility of RMB to other foreign currencies. All foreign exchange transactions continue to take place either through the Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People's Bank of China. Approval of foreign currency payments by the Bank of China or other institutions requires submitting a payment application form together with supplier's invoices, shipping documents and signed contracts.

J.
USE OF ESTIMATES

        The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results when ultimately realized could differ materially from those estimates.

K.
REVENUE RECOGNITION

        Revenue from medical services is recognized when services are rendered to the patients and collectibility is reasonably assured. Revenue from sales of medicine is recognized when merchandise is transferred and title passes to the patients and collectibility is reasonably assured.

L.
EMPLOYEES' BENEFITS

        Mandatory contributions are made to the Government's health, retirement benefit and unemployment schemes at the statutory rates in force during the period, based on gross salary payments. The cost of these payments is charged to the statement of income in the same period as the related salary cost.

M.
COMPREHENSIVE INCOME/(LOSS)

        The group has adopted the provisions of Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. SFAS No. 130 defines comprehensive income (loss) to include all changes in equity except those resulting from investments by owners and distributions to owners, including adjustments to minimum pension liabilities, accumulated foreign currency translation, and unrealized gains or losses on marketable securities. There have been no sources of other comprehensive income (loss) through June 30, 2004.

N.
RECENT PRONOUNCEMENTS

        In January 2003, and as revised in December 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" ("Interpretation No. 46"), an interpretation of Accounting Research Bulletin ("ARB") No. 51, "Financial Statements". Interpretation No. 46 addresses consolidation by business enterprises of variable interest entities, which have one or both of the following characteristics: (i) the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated support from other parties, which is provided through another interest that will absorb some or all of the expected losses of the entity; (ii) the equity investors lack one or more of the following essential characteristics of a controlling financial interest: the direct or indirect ability to make decisions about the entity's activities through voting rights or similar rights; or the obligation to absorb the expected losses of the entity if they occur, which makes it possible for the entity to finance its activities; the right to receive the expected residual returns of the entity if they occur, which is the compensation for the risk of absorbing the expected losses.

        Interpretation No. 46, as revised, also requires expanded disclosures by the primary beneficiary (as defined) of a variable interest entity and by an enterprise that holds a significant variable interest in a variable interest entity but is not the primary beneficiary.

        Interpretation No. 46, as revised, applies to small business issuers no later than the end of the first reporting period that ends after December 15, 2004. This effective date includes those entities to which Interpretation No. 46 had previously been applied. However, prior to the required application of Interpretation No. 46, a public entity that is a small business issuer shall apply Interpretation No. 46 to those entities that are considered to be special-purpose entities no later than as of the end of the first reporting period that ends after December 15, 2003.

        Interpretation No. 46 may be applied prospectively with a cumulative-effect adjustment as of the date on which it is first applied or by restating previously issued financial statements for one or more years with a cumulative-effect adjustment as of the beginning of the first year restated.

        In June 2003, the FASB issued an Exposure Draft for proposed SFAS entitled "Qualifying Special Purpose Entities ("QSPE") and Isolation of Transferred Assets", an amendment of SFAS No. 140 ("The Exposure Draft"). The Exposure Draft is a proposal that is subject to change and as such, is not yet authoritative. If the proposal is enacted in its current form, it will amend and clarify SFAS 140. The Exposure Draft would prohibit an entity from being a QSPE if it enters into an agreement that obliged a transferor of financial assets, its affiliates, or its agents to deliver additional cash or other assets to fulfill the special-purposes entity's obligation to beneficial interest holders.

        Management does not expect these recent pronouncements, when adopted to have a material impact on the group's financial position or results of operations.

4.     TRADE RECEIVABLES

        The group's trade receivables at June 30, 2004, December 31, 2003 and 2002 are summarized as follows:

	June 30, 2004	December 31, 2003	June 30, 2003	December 31, 2002
			(Unaudited)
Trade receivables	660,077	—	—	—
Less: Allowance for doubtful accounts	(569,998)	—	—	—

	90,079	—	—	—

        The activity in the group's allowance for doubtful accounts during the six months ended June 30, 2004, and for the years ended December 31, 2003 and 2002 is summarized as follows:

	June 30, 2004	December 31, 2003	June 30, 2003	December 31, 2002
			(Unaudited)
Balance at beginning of year	—	—	—	—
Additions	569,998	—	—	—

Balance at end of year	569,998	—	—	—

5.     OTHER RECEIVABLES

        The group's other receivables, representing money advanced to employees and other unrelated parties, at June 30, 2004, December 31, 2003 and 2002 are summarized as follows:

	June 30, 2004	December 31, 2003	June 30, 2003	December 31, 2002
			(Unaudited)
Other receivables	1,147,595	1,433	—	—
Less: Allowance for doubtful accounts	(489,946)	—	—	—

	657,649	1,433	—	—

The activity in the group's allowance for doubtful accounts during the six months ended June 30, 2004 and for the years ended December 31, 2003 and 2002 is summarized as follows:

	June 30, 2004	December 31, 2003	June 30, 2003	December 31, 2002
			(Unaudited)
Balance at beginning of year	—	—	—	—
Additions	489,946	—	—	—

Balance at end of year	489,946	—	—	—

6.     PROPERTY, PLANT AND EQUIPMENT

	June 30, 2004	December 31, 2003	June 30, 2003	December 31, 2002
			(Unaudited)
Cost:-
Building	7,763,659	—	—	—
Medical equipment	7,432,800	—	—	—
Motor vehicles	298,387	—	—	—
Office equipment	391,917	1,593	796	—

	15,886,763	1,593	796	—
Less Accumulated depreciation
Building	845,196	—	—	—
Medical equipment	2,172,557	—	—	—
Motor Vehicles	73,971	—	—	—
Office equipment	153,447	319	180	—

	3,245,171	319	180	—

Property, plant and equipment, net	12,641,592	1,274	616	—

        Depreciation expenses relating to property, plant and equipment were $427,374, $319, $616 and zero for the six months ended June 30,2004, the year ended December 31, 2003, the six months ended June 30, 2003 and the year ended December 31, 2002, respectively.

7.     LAND USE RIGHT

        During the six months ended June 30, 2004, the Hospital obtained the land use right for the plant construction in Anqiu City, Shandong Province, the PRC, for $1,097,229. This amount is being amortized over the lease term of fifty years.

Land use right as of June 2004, consisted of the following:

June 30, 2004
Cost	$1,097,229
Less: Amortization charged for the period	10,972
Less: Negative Goodwill	78,101

Net book value	$1,008,156

8.     SHORT-TERM LOANS

For the six months ended June 30, 2004, the group renewed two loans for $1,443,374 and $122,891 both bearing interest of 5.31% per annum. In addition, there were three separate loan agreements executed during the period:

Party	Loan amount	Interest rate	renewable
	(US$)	(per annum)
1. A local credit union	$481,927	5.31%	One year
2. A local Chinese bank	$1,204,820	5.31%	renewable
3. A local Chinese bank	$963,855	5.31%

        The amount due on the loans as of June 30, 2004 was $4,216,867. The loans are guaranteed by an unrelated company in the PRC and the unrelated company is construct for the group and then they guaranteed the group.

9.     INCOME TAXES

The group is exempted from income tax as it did not raise any of its charges or fees after privatization.

        The group's net income/(loss) was comprised of the following for the six months ended June 30, 2004, and for the years ended December 31, 2003 and 2002:

	June 30, 2004	December 31, 2003	June 30, 2003	December 31, 2002
			(Unaudited)
United States	(7,446)	(340,504)	(53,037)	—
PRC	133,529	—	—	—

	126,083	(340,504)	(53,037)	—

10.   LONG TERM LIABILITIES

The majority represents funds gathered by the group's staff for constructing the new medical ward.

The loan under the Loan Agreements between the employees, as one party and China Hospitals, Inc. as the other party, from employees for office building and purchase of CT and all other machinery and equipment is legal, and the amounts owing are valid debts payable to the employees.

All the buildings built and paid for by these loans, both office and other hospital buildings are assets that belongs to the groups being acquired and the groups have full legal right, title and interest to those buildings as are applicable under the laws of Peoples Republic of China.

11.   RESERVES

Reserves consists of three different kinds of reserves being booked in accordance with the laws and regulation in the PRC for hospitals, namely, Operations Reserve, Fixed Reserve and Special Reserve.

12.   COMMITMENTS AND CONTINGENCIES

A.
CAPITAL COMMITMENTS

The group does not have capital commitment for the six months ended June 30, 2004, December 31, 2003 and 2002.

B.
LEGAL PROCEEDINGS

The group is not currently a party to any threatened or pending legal proceedings.

13.   SUBSEQUENT EVENTS

On July 16, 2004, Beijing Dongjun signed an agreement with Mengzhou City National Department of Asset Management to acquire Mengzhou City People's Hospital at a consideration of RMB17,436,960 (approximately US$2,100,839).

CHINA HOSPITALS, INC.

PRO-FORMA CONSOLIDATED BALANCE SHEET AS AT
JUNE 30, 2004

	CHINA HOSPITALS, INC.	MENGZHOU CITY PEOPLE'S HOSPITAL	PROFORMA ADJUSTMENT	PROFORMA CONSOL
CURRENT ASSETS
Cash and cash equivalents	2,680,996	$147,702		$2,828,698
Trade receivables, net of provisions	90,079	26,070		116,149
Other receivables	657,649	264,513		922,162
Prepayments	166,406	—		166,406
Inventories	490,579	41,955		532,534

TOTAL CURRENT ASSETS	4,085,709	480,240		4,565,949
PROPERTY, PLANT AND EQUIPMENT, NET	12,641,592	2,029,666		14,671,258

CONSTRUCTION IN PROGRESS, NET	691,156	26,042		717,198

DEFERRED OFFER COST	144,203	—		144,203

INTANGIBLE ASSET
Land-use-right	1,008,156	195,588		1,203,744

				0
TOTAL ASSETS	$18,570,816	$2,731,536		$21,302,352

CURRENT LIABILITIES
Short-term loans	$4,216,867	$—		$4,216,867
Accounts payable	1,147,855	656,108		1,803,963
Accruals and other payables	5,268,316	2,582		5,270,898
Deposit received	178,340	268,352		446,692

TOTAL CURRENT LIABILITIES	10,811,378	927,042		11,738,420

LONG-TERM LIABILITIES	2,561,687	507,530		3,069,217

TOTAL LIABILITIES	13,373,065	1,434,571		14,807,636

MINORITY INTEREST	2,659,483			2,659,483
SHAREHOLDERS' EQUITY
Common Stock	2,412,716	—		2,412,716
Additional paid-in-capital	339,973	—		339,973
Reserves	—	—		—
Retained earnings	(214,421)	1,296,965		1,082,544

TOTAL SHAREHOLDERS' EQUITY	2,538,268	1,296,965		3,835,233

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$18,570,816	$2,731,536		$21,302,352

CHINA HOSPITALS, INC.

PRO-FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2004

	CHINA HOSPITALS, INC.	MENGZHOU CITY PEOPLE'S HOSPITAL	PROFORMA ADJUSTMENT	PROFORMA CONSOL
REVENUE	$5,031,712	$865,471		$5,897,183
COST OF REVENUE	2,957,233	793,511		3,750,744

GROSS PROFIT	2,074,479	71,960		2,146,439
GENERAL AND ADMINISTRATIVE EXPENSES	1,668,611	131,368		1,799,979

INCOME/(LOSS) FROM OPERATIONS	405,868	(59,408)		346,460
FINANCE COSTS	169,925	5,783		175,708
OTHER INCOME	(444)	(15,782)		-16,226
OTHER EXPENSES	27,651	13,143		40,794

INCOME/(LOSS) BEFORE INCOME TAXES	208,736	(62,552)		146,184
INCOME TAXES	—	—

NET INCOME/(LOSS) BEFORE MINORITY INTEREST	208,736	(62,552)		146,184
MINORITY INTEREST	82,653	—		82,653

NET INCOME/(LOSS) BEFORE MINORITY INTEREST	$126,083	$(62,552)		$63,531

CHINA HOSPITALS, INC.

PRO-FORMA CONSOLIDATED BALANCE SHEET AS AT
DECEMBER 31, 2003

	CHINA HOSPITALS, INC.	ANQIU CITY PEOPLE'S HOSPITAL	MENGZHOU CITY PEOPLE'S HOSPITAL	PROFORMA ADJUSTMENT		PROFORMA CONSOL
CURRENT ASSETS
Cash and cash equivalents	$210,166	$176,588	$43,839			$430,593
Trade receivables, net of provisions	—	115,854	11,633			127,487
Other receivables	1,433	625,749	90,213		(54,791)	662,604
Inventories	—	383,628	303,429			687,057

TOTAL CURRENT ASSETS	211,599	1,301,819	449,114			1,907,741

PROPERTY, PLANT AND EQUIPMENT, NET	1,274	14,628,874	2,057,587		(3,025,391)	13,662,344

CONSTRUCTION IN PROGRESS, NET	—	1,482,914	5,663			1,488,577

DEFERRED OFFER COST	69,979	—	—			69,979

INTANGIBLE ASSET
Land-use-right	—	—	203,629			203,629

TOTAL ASSETS	$282,852	$17,413,607	$2,715,993			$17,332,270

CURRENT LIABILITIES
Short-term loans	$—	$1,566,265	$—			$1,566,265
Accounts payable	76,494	293,162	565,049			934,705
Accruals and other payable	—	2,919,755	240,131		(2,041,366)	1,118,520
Deposit received	—	—	7,503			7,503
Due to directors	178,340	—	—			178,340

TOTAL CURRENT LIABILITIES	254,834	4,779,182	812,683			3,805,333

LONG-TERM LIABILITIES	—	2,884,699	515,000			3,399,699

TOTAL LIABILITIES	254,834	7,663,881	1,327,682			7,205,032

MINORITY INTEREST	—	—	—		2,576,829	2,576,829
SHAREHOLDERS' EQUITY
Common Stock	28,910	—	—			28,910
Additional paid-in-capital	339,612	—	—			339,612
Reserves	—	1,264,294	—		(1,264,294)	—
Retained earnings	(340,504)	8,485,432	1,388,311		(2,351,352)	7,181,887

TOTAL SHAREHOLDERS' EQUITY	28,018	9,749,726	1,388,311			7,550,409

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$282,852	$17,413,607	$2,715,993	$		$$17,332,270

CHINA HOSPITALS, INC.

UNAUDITED PRO-FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2003

	CHINA HOSPITALS, INC.	ANQIU CITY PEOPLE'S HOSPITAL	MENGZHOU CITY PEOPLE'S HOSPITAL	PROFORMA ADJUSTMENT	PROFORMA CONSOL
REVENUE	$—	$8,957,128	$1,981,105		$10,938,233
COST OF REVENUE	—	4,855,549	1,795,548		6,651,097

GROSS PROFIT	—	4,101,579	185,557		4,287,136
GENERAL AND ADMINISTRATIVE EXPENSES	340,547	2,523,834	304,154	(74,492)	3,094,043

INCOME/(LOSS) FROM OPERATIONS	(340,547)	1,577,745	(118,597)		1,193,093
FINANCE COSTS	—	242,189	26,023		268,212
OTHER INCOME	(43)	(103,012)	(92,321)		(195,376)
OTHER EXPENSES	—	26,204	109,935		136,139

INCOME/(LOSS) BEFORE INCOME TAXES	(340,504)	1,412,364	(162,234)		984,118
INCOME TAXES	—	—	—		—

NET INCOME/(LOSS) BEFORE MINORITY INTEREST	(340,504)	1,412,364	(162,234)		984,118
MINORITY INTEREST	—	—	—	423,709	423,709

NET INCOME/(LOSS) BEFORE MINORITY INTEREST	$(340,504)	$1,412,364	$(162,234)		$560,409

ANQIU CITY PEOPLE'S HOSPITAL

FINANCIAL STATEMENTS
JUNE 30, 2004
DECEMBER 31, 2003, 2002 AND 2001
INDEX TO FINANCIAL STATEMENT

REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

The Board of Anqiu City People's Hospital

        We have audited the accompanying balance sheets of Anqiu City People's Hospital as of June 30, 2004, December 31, 2003, 2002 and 2001 and the related statements of income, changes in equity, and cash flows for the period/years then ended. These financial statements are the responsibility of The Hospital's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with Public Company Accounting Oversight Board standards (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Anqiu City People's Hospital as of June 30, 2004, December 31, 2003, 2002 and 2001 and the results of their operations and its cash flows for the period/years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Rotenberg & Co., LLP

Rotenberg & Co., LLP
Certified Public Accountants

Rochester, New York
January 6, 2005

ANQIU CITY PEOPLE'S HOSPITAL

BALANCE SHEETS AS OF
JUNE 30, 2004, DECEMBER 31, 2003, 2002 AND 2001

ASSETS

	June 30, 2004	December 31, 2003	June 30, 2003	December 31, 2002	December 31, 2001
	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$2,138,625	$176,588	$319,923	$232,763	$123,474
Trade receivables, net of provisions	90,079	115,854	136,364	156,819	13,736
Other receivable	632,531	625,749	1,409,695	1,627,577	996,167
Inventories	490,579	383,628	691,432	706,928	243,247

TOTAL CURRENT ASSETS	3,351,814	1,301,819	2,557,414	2,724,087	1,376,624

PROPERTY, PLANT AND EQUIPMENT, NET	13,478,066	14,628,874	13,255,298	12,911,630	10,051,095

CONSTRUCTION IN PROGRESS, NET	691,156	1,482,914	758,456	1,670	1,030,803

INTANGIBLE ASSET, NET	1,086,257	—	—	—	—

TOTAL ASSETS	$18,607,293	$17,413,607	$16,571,168	$15,637,387	$12,458,522

The accompanying notes are in integral part of the financial statements.

ANQIU CITY PEOPLE'S HOSPITAL

BALANCE SHEETS AS OF
JUNE 30, 2004, DECEMBER 31, 2003, 2002 AND 2001

LIABILITIES AND EQUITY

	June 30, 2004	December 31, 2003	June 30, 2003	December 31, 2002	December 31, 2001
	(Unaudited)
CURRENT LIABILITIES
Short-term loans	$4,216,867	$1,566,265	$1,686,747	$1,686,747	$243,373
Accounts payable	1,071,361	293,162	372,703	354,296	8,759
Accruals	1,892,436	2,919,755	2,825,217	2,605,519	3,315,688

TOTAL CURRENT LIABILITIES	7,180,664	4,779,182	4,884,667	4,646,562	3,567,820

LONG-TERM LIABILITIES	2,561,687	2,884,699	2,646,277	2,652,663	1,561,928

TOTAL LIABILITIES	9,742,351	7,663,881	7,530,944	7,299,225	5,129,748

EQUITY
Retained earning	8,864,942	8,485,432	7,775,130	7,073,068	6,008,021
Reserves	—	1,264,294	1,265,094	1,265,094	1,320,753

TOTAL EQUITY	8,864,942	9,749,726	9,040,224	8,338,162	7,328,774

TOTAL LIABILITIES AND EQUITY	$18,607,293	$17,413,607	$16,571,168	$15,637,387	$12,458,522

The accompanying notes are in integral part of the financial statements.

ANQIU CITY PEOPLE'S HOSPITAL

STATEMENTS OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2004, AND FOR THE
YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

	June 30, 2004	December 31, 2003	June 30, 2003	December 31, 2002	December 31, 2001
	(Unaudited)
REVENUE	$5,031,712	$8,957,128	$4,344,366	$8,106,825	$7,189,688
COST OF REVENUE	2,957,233	4,855,549	2,338,143	4,484,955	3,661,111

GROSS PROFIT	2,074,479	4,101,579	2,006,223	3,621,870	3,528,577
GENERAL AND ADMINISTRATIVE EXPENSES	1,601,686	2,523,834	1,213,936	2,356,515	1,302,385

INCOME FROM OPERATIONS	472,793	1,577,745	792,287	1,265,355	2,226,192
FINANCE COSTS	169,631	242,189	121,095	200,561	112,001
OTHER INCOME — GOVERNMENT SUBSIDIES	—	(103,012)	(37,952)	(90,361)	(71,084)
OTHER EXPENSES	27,651	26,204	7,082	83,886	125,973

INCOME BEFORE INCOME TAXES	275,511	1,412,364	702,062	1,071,269	2,059,302
INCOME TAXES	—	—	—	—	—

NET INCOME	$275,511	$1,412,364	$702,062	$1,071,269	$2,059,302

The accompanying notes are in integral part of the financial statements.

ANQIU CITY PEOPLE'S HOSPITAL

STATEMENTS OF CHANGES IN EQUITY
FOR THE SIX MONTHS ENDED JUNE 30, 2004, AND FOR THE
YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

	Retained Earnings	Reserves	Total
Balance as at January 1, 2001	4,592,389	703,063	5,295,452
Net income	2,059,302	—	2,059,302
Transfer to welfare reserve	(643,670)	643,670	—
Use of welfare fund:
Medical Expenses	—	(25,980)	(25,980)

Balance as at December 31, 2001	6,008,021	1,320,753	7,328,774
Net income	1,071,269	—	1,071,269
Transfer to welfare reserve	(6,222)	6,222	—
Use of welfare fund:
Medical Expenses	—	(61,881)	(61,881)

Balance as at December 31, 2002	7,073,068	1,265,094	8,338,162
Net income from January 1, 2003 to June 30, 2003	702,062	—	702,062

Balance as at June 30, 2003	7,775,130	1,265,094	9,040,224
Net income	710,302	—	710,302
Use of welfare fund
Medical expenses	—	(800)	(800)

Balance as at December 31, 2003	8,485,432	1,264,294	9,749,726
Net income	275,511	—	275,511
Staff quarter	103,999	(103,999)	—
Use of welfare fund
Medical expenses	—	(160,686)	(160,686)
Other receivable — staff quarter related	—	(55,575)	(55,575)
Other payable — staff quarter related	—	2,039,645	2,039,645
Property, plant and equipment, net — staff quarter	—	(2,983,679)	(2,983,679)

Balance as at June 30, 2004	$8,864,942	$—	$8,864,942

The accompanying notes are in integral part of the financial statements.

ANQIU CITY PEOPLE'S HOSPITAL

STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2004, AND FOR THE
YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

	June 30, 2004	December 31, 2003	June 30, 2003	December 31, 2002	December 31, 2001
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$275,511	$1,412,364	$702,062	$1,071,269	$2,059,302
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful account	77,565	141,552	32,626	343,519	136,554
Depreciation and amortization	436,190	742,237	371,119	641,525	550,050
Use of welfare fund	1,823,384	(800)	—	(61,881)	(25,980)
Loss on disposal of fixed assets	27,195	—	—	—	—
(Increase)/decrease in assets:
Trade receivables	(12,856)	(23,054)	(12,171)	(220,008)	119,016
Other receivable	(45,716)	924,295	217,882	(898,004)	(293,852)
Inventories	(106,951)	323,300	15,496	(463,681)	208,130
Increase/(decrease) in liabilities:
Accounts payables	778,199	(61,134)	18,407	345,537	(7,265)
Deposit Received	—	—	—	—	(297,031)
Accrual	(1,027,319)	314,236	219,698	(710,169)	(228,811)

Net cash provided by operating activities	2,225,202	3,772,996	1,565,119	48,107	2,220,113

CASH FLOWS FROM INVESTING ACTIVITIES:
Intangible assets — land lease	(1,097,229)	(3,940,725)	(1,471,573)	(2,472,927)	(2,826,076)
Acquisition of property, plant and equipment & Construction in progress	(1,493,526)	—	—	—	—

Net cash used in investing activities	(2,590,755)	(3,940,725)	(1,471,573)	(2,472,927)	(2,826,076)

CASH FLOWS FROM FINANCING ACTIVITIES:
Short term loan	2,650,602	(120,482)	—	1,443,374	—
Long term loan	(323,012)	232,036	(6,386)	1,090,735	682,771

Net cash provided by / (used in) financing activities	2,327,590	111,554	(6,386)	2,534,109	682,771

NET CHANGE IN CASH AND CASH EQUIVALENTS	1,962,037	(56,175)	87,160	109,289	76,808
Cash and cash equivalents, beginning of period	176,588	232,763	232,763	123,474	46,666

Cash and cash equivalents, end of period	$2,138,625	$176,588	$319,923	$232,763	$123,474

SUPPLEMENTARY CASH FLOWS DISCLOSURES
Interest paid	$261,756	$108,610	$130,878	$206,052	$112,001

Taxes paid	$—	$—	$—	$—	$—

The accompanying notes are in integral part of the financial statements.

ANQIU CITY PEOPLE'S HOSPITAL

NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2004, DECEMBER 31, 2003, 2002 AND 2001

1.     ORGANIZATION AND PRINCIPAL ACTIVITIES

        The Hospital is located at Anqiu City, Shangdong Province, The PRC. It is about 600 miles south of Beijing, the capital city of the PRC. The Hospital is engaged in providing medical services to patients and sales of Chinese and Western medicine.

2.     BASIS OF PRESENTATION

        The financial statements are prepared in accordance with generally accepted accounting principles used in the United States of America.

3.     SUMMARY OF PRINCIPAL ACCOUNTING POLICIES

        A.    CASH AND CASH EQUIVALENTS

        The Hospital considers cash and cash equivalents to include cash on hand and demand deposits with banks with an original maturity of three months or less.

        The Hospital maintains no bank accounts in the United States.

        B.    TRADE RECEIVABLE

        In order to determine the value of the Hospital's accounts receivable, the Hospital records a provision for doubtful accounts to cover estimated credit losses. Management reviews and adjusts this allowance periodically based on historical experience and its evaluation of the collectibility of outstanding accounts receivable. The Hospital evaluates the credit risk of its patients utilizing historical data and estimates of future performance.

        C.    INVENTORIES

        Inventories are stated at the lower of cost or net realizable value. Cost is calculated on the moving-average basis and includes all costs to acquire and other costs incurred in bringing the inventories to their present location and condition. The Company evaluates the net realizable value of its inventories on a regular basis and records a provision for loss to reduce the computed moving-average cost if it exceeds the net realizable value.

        D.    PROPERTY, PLANT AND EQUIPMENT

        Property, plant and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.

        When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

        Depreciation is calculated on a straight-line basis over the estimated useful live of the assets. The estimated useful lives applied are:

Buildings	40 years
Medical equipment	6 - 20 years
Motor vehicles	8 - 12 years
Office equipment	5 - 15 years

        E.    INTANGIBLE ASSET

        Land use right is being amortized using the straight-line method over the lease term of fifty years. (See note 8)

        F.    CONSTRUCTION IN PROGRESS

        Construction in progress represents direct costs of construction or acquisition and design fees incurred. Capitalization of these costs ceases and the construction in progress is transferred to property, plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. No depreciation is provided until it is completed and ready for its intended use.

        G.    FAIR VALUE OF FINANCIAL INSTRUMENTS

        The carrying value of financial instruments including cash and cash equivalents, receivables, accounts payable, accrued expenses and debt, approximates their fair value at June 30, 2004, December 31, 2003, June 30, 2003, December 31, 2002 and 2001 due to the relatively short-term nature of these instruments.

        H.    INCOME TAXES

        The Hospital was previously owned by the government of The People's Republic of China and was operated as a state owned non-profit-making entity and did not have any share capital. Such entity in the PRC is not subject to income tax. The Hospital is not subject to any state or local taxes since the Hospital did not raise any of its charges or fees after privatization.

        I.    GOVERNMENT SUBSIDIES

        Subsidies from the government are recognized at their fair values when received or there is reasonable assurance that they will be received, and all attached conditions are complied with. The subsidy for the six months ended June 30, 2004 and 2003 is zero and $37,952, respectively. And for the year ended December 31, 2003, 2002 and 2001 is $103,012, $90,361 and $71,084 respectively.

        J.    FOREIGN CURRENCY TRANSLATION

        The Hospital maintains its books and accounting records in Renminb ("RMB"), the PRC's currency, being the functional currency. Translation of amounts from RMB into United States dollars ("US$") has been made at the single rate of exchange of US$1.00:RMB8.30. No representation is made that RMB amounts could have been or could be, converted into US dollar at that rate.

        On January 1, 1994, the PRC government introduced a single rate of exchange as quoted daily by the People's Bank of China (the "Unified Exchange Rate"). The quotation of the exchange rates does not imply free convertibility of RMB to other foreign currencies. All foreign exchange transactions continue to take place either through the Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People's Bank of China. Approval of foreign currency payments by the Bank of China or other institutions requires submitting a payment application form together with supplier's invoices, shipping documents and signed contracts.

        K.    USE OF ESTIMATES

        The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results when ultimately realized could differ materially from those estimates.

        L.    REVENUE RECOGNITION

        Revenue from medical services is recognized when services are rendered to the patients and collectibility is reasonably assured. Revenue from sales of medicine is recognized when merchandise is transferred and title passes to the patients and collectibility is reasonably assured.

        M.    EMPLOYEES' BENEFITS

        Mandatory contributions are made to the Government's health, retirement benefit and unemployment schemes at the statutory rates in force during the period, based on gross salary payments. The cost of these payments is charged to the statement of income in the same period as the related salary cost.

        N.    COMPREHENSIVE INCOME

        The Hospital has adopted the provisions of Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. SFAS No. 130 defines comprehensive income to include all changes in equity except those resulting from investments by owners and distributions to owners, including adjustments to minimum pension liabilities, accumulated foreign currency translation, and unrealized gains or losses on marketable securities. There have been no sources of other comprehensive income through June 30, 2004.

        O.    RECENT PRONOUNCEMENTS

        In January 2003, and as revised in December 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" ("Interpretation No. 46"), an interpretation of Accounting Research Bulletin ("ARB") No. 51, "Financial Statements". Interpretation No. 46 addresses consolidation by business enterprises of variable interest entities, which have one or both of the following characteristics: (i) the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated support from other parties, which is provided through another interest that will absorb some or all of the expected losses of the entity; (ii) the equity investors lack one or more of the following essential characteristics of a controlling financial interest: the direct or indirect ability to make decisions about the entity's activities through voting rights or similar rights; or the obligation to absorb the expected losses of the entity if they occur, which makes it possible for the entity to finance its activities; the right to receive the expected residual returns of the entity if they occur, which is the compensation for the risk of absorbing the expected losses.

        Interpretation No. 46, as revised, also requires expanded disclosures by the primary beneficiary (as defined) of a variable interest entity and by an enterprise that holds a significant variable interest in a variable interest entity but is not the primary beneficiary.

        Interpretation No. 46, as revised, applies to small business issuers no later than the end of the first reporting period that ends after December 15, 2004. This effective date includes those entities to which Interpretation No. 46 had previously been applied. However, prior to the required application of Interpretation No. 46, a public entity that is a small business issuer shall apply Interpretation No. 46 to those entities that are considered to be special-purpose entities no later than as of the end of the first reporting period that ends after December 15, 2003.

        Interpretation No. 46 may be applied prospectively with a cumulative-effect adjustment as of the date on which it is first applied or by restating previously issued financial statements for one or more years with a cumulative-effect adjustment as of the beginning of the first year restated.

        In June 2003, the FASB issued an Exposure Draft for proposed SFAS entitled "Qualifying Special Purpose Entities ("QSPE") and Isolation of Transferred Assets", an amendment of SFAS No. 140

("The Exposure Draft"). The Exposure Draft is a proposal that is subject to change and as such, is not yet authoritative. If the proposal is enacted in its current form, it will amend and clarify SFAS 140. The Exposure Draft would prohibit an entity from being a QSPE if it enters into an agreement that obliged a transferor of financial assets, its affiliates, or its agents to deliver additional cash or other assets to fulfill the special-purposes entity's obligation to beneficial interest holders.

        Management does not expect these recent pronouncements, when adopted to have a material impact on The Hospital's financial position or results of operations.

4.     TRADE RECEIVABLES

        The Hospital's trade receivables at June 30, 2004, December 31, 2003, 2002 and 2001 are summarized as follows:

	June 30, 2004	December 31, 2003	June 30, 2003	December 31, 2002	December 31, 2001
	(Unaudited)
Trade receivables	660,078	647,222	636,339	624,168	404,160
Less: Allowance for doubtful accounts	(569,999)	(531,368)	(499,975)	(467,349)	(390,424)

	90,079	115,854	136,364	156,819	13,736

        The activity in the Hospital's allowance for doubtful accounts during the six months ended June 30, 2004, and for the years ended December 31, 2003, 2002 and 2001 is summarized as follows:

	June 30, 2004	December 31, 2003	June 30, 2003	December 31, 2002	December 31, 2001
	(Unaudited)
Balance at beginning of period	531,368	467,349	467,349	390,424	360,755
Additions	38,631	64,019	32,626	76,925	29,669

Balance at end of period	569,999	531,368	499,975	467,349	390,424

5.     OTHER RECEIVABLES

        The Hospital's other receivables, representing money advanced to employees and other unrelated parties, at June 30, 2004, December 31, 2003, 2002 and 2001 are summarized as follows:

	June 30, 2004	December 31, 2003	June 30, 2003	December 31, 2002	December 31, 2001
	(Unaudited)
Other receivables	1,122,477	1,076,761	1,783,174	2,001,056	1,103,052
Less: Allowance for doubtful accounts	(489,946)	(451,012)	(373,479)	(373,479)	(106,885)

	632,531	625,749	1,409,695	1,627,577	996,167

        The activity in the Hospital's allowance for doubtful accounts during the six months ended June 30, 2004, and for the years ended December 31, 2003, 2002 and 2001 is summarized as follows:

	June 30, 2004	December 31, 2003	June 30, 2003	December 31, 2002	December 31, 2001
	(Unaudited)
Balance at beginning of period	451,012	373,479	373,479	106,885	—
Additions	38,934	77,533	—	266,594	106,885

Balance at end of period	489,946	451,012	373,479	373,479	106,885

6.     INVENTORIES

	June 30, 2004	December 31, 2003	June 30, 2003	December 31, 2002	December 31, 2001
	(Unaudited)
Medicine — Chinese & Western	490,579	383,628	691,432	706,928	243,247

7.     PROPERTY, PLANT AND EQUIPMENT

	June 30, 2004	December 31, 2003	June 30, 2003	December 31, 2002	December 31, 2001
	(Unaudited)
Cost:-
Building	8,299,622	9,767,605	8,958,270	8,569,389	5,661,112
Medical equipment	7,840,304	7,830,826	6,960,943	6,658,767	6,111,916
Motor vehicles	309,616	340,878	337,266	322,625	280,456
Office equipment	271,220	271,220	209,354	200,266	195,502

	16,720,762	18,210,529	16,465,833	15,751,047	12,248,986
Less Accumulated depreciation
Building	845,195	1,064,707	950,100	835,494	657,613
Medical equipment	2,172,557	2,313,696	2,085,797	1,857,898	1,445,548
Motor Vehicles	153,448	143,566	125,210	106,855	72,732
Office equipment	71,496	59,686	49,428	39,170	21,998

	3,242,696	3,581,655	3,210,535	2,839,417	2,197,891
Property, plant and equipment, net	13,478,066	14,628,874	13,255,298	12,911,630	10,051,095

        Depreciation expenses relating to property, plant and equipment were $425,218, $371,119 for the six months ended June 30,2004, respectively, and the depreciation expenses were $742,237, $641,525, $550,050 for the years ended December 31, 2003, 2002 and 2001, respectively.

8.     INTANGIBLE ASSET

        During the six months ended June 30, 2004, the Hospital obtained the land use right for the plant construction in Anqiu City, Shandong Province, the PRC, for $1,097,229. This amount is being amortized over the lease term of fifty years.

        Land use right as of June 2004, consisted of the following:

June 30, 2004
Cost	$1,097,229
Less: Amortization charged for the period	10,972

Net book value	$1,086,257

9.     SHORT-TERM LOANS

        In 2001, Anqiu Hospital entered into a one year, renewable loan agreement with a bank for $243,373. The loan bore an interest at 5.31% per annum.

        In 2002, the loan was renewed for $243,373 along with another one year, renewable loan agreement with the same bank executed for an additional $1,443,374. Both loans bore interests at 5.31% per annum.

        In 2003, the first bank loan of $243,373 was fully repaid during the year. The second one for $1,443,374 was renewed bearing an interest of 5.31% per annum. Furthermore, the Hospital entered a separate agreement with a local credit union for $122,891 for one year bearing an interest of 5.31% per annum.

        For the six months ended June 30, 2004, all the loan agreements renewed or executed in 2003 were continued for one more year. In addition, there were three separate loan agreements executed during the period:

Party	Loan amount (US$)	Interest rate (per annum)	Major terms
1 A local credit union	$481,927	5.31%	One year
2 A local Chinese bank	$1,204,820	5.31%	renewable
3 A local Chinese bank	$963,855	5.31%

        The amounts due on the loans as of June 30, 2004, December 31, 2003, June 30, 2003, December 31, 2002 and 2001 was $4,216,867, $1,566,265, $1,687,747, $1,687,747 and $243,373, respectively. The loans are guaranteed by an unrelated company in the PRC and the unrelated company is construct for the hospital and then they guaranteed the hospital.

10.   INCOME TAXES

        The Hospital is exempted from income tax as it did not raise any of its charges or fees after privatization.

        The Hospital's net income was comprised of the following for the six months ended June 30, 2004, and for the years ended December 31, 2003, 2002 and 2001 are summarized as follows:

	June 30, 2004	December 31, 2003	June 30, 2003	December 31, 2002	December 31, 2001
	(Unaudited)
United States	—	—	—	—	—
PRC	275,511	1,412,364	702,062	1,071,269	2,059,302

	275,511	1,412,364	702,062	1,071,269	2,059,302

11.   LONG TERM LIABILITIES

        The majority represents funds gathered by the Hospital's staff for constructing the new medical ward.

        The loan under the Loan Agreements between the employees, as one party and Anqiu City People's Hospital as the other party, from employees for office building and purchase of CT and all other machinery and equipment is legal, and the amounts owing are valid debts payable to the employees.

        All the buildings built and paid for by these loans, both office and other hospital buildings are assets that belongs to the hospitals being acquired and the Hospitals have full legal right, title and interest to those buildings as are applicable under the laws of Peoples Republic of China.

12.   RESERVES

        Reserves consist of three different kinds of reserves being booked in accordance with the laws and regulation in the PRC for hospitals, namely, Operations Reserve, Fixed Reserve and Special Reserve.

13.   COMMITMENTS AND CONTINGENCIES

        A.    CAPITAL COMMITMENTS

        The Hospital does not have capital commitment for the six months ended June 30, 2004.

        B.    LEGAL PROCEEDINGS

        The Hospital is not currently a party to any threatened or pending legal proceedings.

MENGZHOU CITY PEOPLE'S HOSPITAL

FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2004,
DECEMBER, 2003, 2002 AND 2001
INDEX TO FINANCIAL STATEMENT

REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

The Board of Mengzhou City People's Hospital

        We have audited the accompanying balance sheets of Mengzhou City People's Hospital as of June 30, 2004, December 31, 2003, 2002 and 2001 and the related statements of income, changes in equity, and cash flows for the period/years then ended. These financial statements are the responsibility of the Hospital's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with Public Company Accounting Oversight Board standards (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mengzhou City People's Hospital as of June 30, 2004, December 31, 2003, 2002 and 2001 and the results of their operations and their cash flows for the period then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Rotenberg & Co., LLP

Rotenberg & Co., LLP
Certified Public Accountants

Rochester, New York
January 6, 2005

MENGZHOU CITY PEOPLE'S HOSPITAL

BALANCE SHEET AS OF
JUNE 30, 2004, DECEMBER, 2003, 2002 AND 2001

ASSETS

	June 30, 2004	December 31, 2003	June 30, 2003	December 31, 2002	December 31, 2001
			(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$147,702	$43,839	$103,290	$234,582	$103,031
Trade receivables, net of provisions	26,070	11,633	17,826	24,168	14,195
Inventory	264,513	303,429	289,342	150,891	128,710
Prepayments	—	—	904	904	8,133
Other receivable	41,955	90,213	178,755	71,763	45,494

TOTAL CURRENT ASSETS	480,240	449,114	590,117	482,308	299,562

PROPERTY, PLANT AND EQUIPMENT, NET	2,029,666	2,057,587	2,086,792	2,046,025	1,707,551

CONSTRUCTION IN PROGRESS, NET	26,042	5,663	3,253	—	—

INTANGIBLE ASSET, NET	195,588	203,629	207,068	202,435	208,718

TOTAL ASSETS	$2,731,536	$2,715,993	$2,887,230	$2,730,768	$2,215,831

The accompanying notes are in integral part of the financial statements.

MENGZHOU CITY PEOPLE'S HOSPITAL

BALANCE SHEET AS OF
JUNE 30, 2004, DECEMBER, 2003, 2002 AND 2001

LIABILITIES AND EQUITY

	June 30, 2004	December 31, 2003	June 30, 2003	December 31, 2002	December 31, 2001
			(Unaudited)
CURRENT LIABILITIES
Accounts payable	$656,108	$565,049	$531,515	$438,829	$149,912
Deposit received	2,582	7,503	—	—	296
Accruals	268,352	240,131	237,754	202,428	165,666

TOTAL CURRENT LIABILITIES	927,042	812,683	769,269	641,257	315,874

LONG-TERM LIABILITIES	507,530	515,000	521,024	525,843	343,156

TOTAL LIABILITIES	1,434,571	1,327,682	1,290,293	1,167,100	659,030

EQUITY
Retained earning	1,296,965	1,388,311	1,596,937	1,563,668	1,556,801
Welfare fund	—	—	—	—	—

TOTAL EQUITY	1,296,965	1,388,311	1,596,937	1,563,668	1,556,801

TOTAL LIABILITIES AND EQUITY	$2,731,536	$2,715,993	$2,887,230	$2,730,768	$2,215,831

The accompanying notes are in integral part of the financial statements.

MENGZHOU CITY PEOPLE'S HOSPITAL

STATEMENT OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2004, AND FOR THE
YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

	June 30, 2004	December 31, 2003	June 30, 2003	December 31, 2002	December 31, 2001
	(Unaudited)
REVENUE	$865,471	$1,981,105	$973,788	$1,863,691	$1,357,090
COST OF REVENUE	793,511	1,795,548	885,356	1,444,298	1,028,112

GROSS PROFIT	71,960	185,557	88,432	419,393	328,978
SELLING AND DISTRIBUTION EXPENSES	—	—	—	18,115	—
GENERAL AND ADMINISTRATIVE EXPENSES	131,368	304,154	21,516	277,465	363,482

INCOME/(LOSS) FROM OPERATIONS	(59,408)	(118,597)	66,916	123,813	(34,504)
FINANCE COSTS	5,783	26,023	55,300	36,467	36,117
OTHER INCOME — GOVERNMENT SUBSIDIES	(15,782)	(92,321)	(55,300)	(35,988)	(18,813)
OTHER EXPENSES	13,143	109,935	33,647	89,688	65,580

INCOME/(LOSS) BEFORE INCOME TAXES	(62,552)	(162,234)	33,269	33,646	(117,388)
INCOME TAXES	—	—	—	—	—

NET INCOME/(LOSS)	$(62,552)	$(162,234)	$33,269	$33,646	$(117,388)

The accompanying notes are in integral part of the financial statements.

MENGZHOU CITY PEOPLE'S HOSPITAL

STATEMENT OF CHANGES IN EQUITY
FOR THE SIX MONTHS ENDED JUNE 30, 2004, AND FOR THE
YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

	Retained Earnings	Welfare Fund	Total
Balance as at January 1, 2001	$1,674,188	$—	$1,674,188
Net income	(117,388)	—	(117,388)

Balance as at December 31, 2001	1,556,801	$—	$1,556,801
Net income during the year	33,646	—	33,646
Transfer to welfare fund	(26,779)	26,779	—
Use of welfare fund	—	(26,779)	(26,779)

Balance as at December 31, 2002	1,563,668	—	1,563,668
Net income from January 1, 2003 to June 30, 2003	33,269	—	33,269

Balance as at June 30, 2003	1,596,937	—	1,596,937
Net income from July 1, 2003 to December 31, 2003	(195,503)	—	(195,503)
Transfer to welfare fund	(13,123)	13,123	—
Use of welfare fund	—	(13,123)	(13,123)

Balance as at December 31, 2003	1,388,311	—	1,388,311
Net income during the year	(62,552)	—	(62,552)
Transfer to welfare fund	(28,794)	28,794	—
Use of welfare fund	—	(28,794)	(28,794)

Balance as at June 30, 2004	$1,296,965	$—	$1,296,965

The accompanying notes are in integral part of the financial statements.

MENGZHOU CITY PEOPLE'S HOSPITAL

STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2004, AND FOR THE
YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

	June 30, 2004	December 31, 2003	June 30, 2003	December 31, 2002	December 31, 2001
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income / (loss)	$(62,552)	$(162,234)	$33,269	$33,646	$(117,388)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	137,930	233,477	117,100	194,880	128,146
Loss on disposal of fixed assets	—	279,661	129,114	—	—
Use of welfare fund	(28,794)	(13,123)	—	(26,779)	—
(Increase)/decrease in assets:
Inventory	38,916	(152,538)	(138,450)	(22,181)	(10,984)
Trade receivables, net of provision	(14,436)	12,535	6,342	(9,973)	19,186
Prepayment	—	904	—	7,229	(7,229)
Other receivable	48,258	(18,450)	(106,992)	(26,269)	64,643
Increase/(decrease) in liabilities:
Accounts payables and accrued expenses	91,060	126,219	92,686	288,917	32,568
Accounts payables	(4,921)	7,503	—	(296)	(35,587)
Accrual	28,219	37,706	35,327	36,762	13,207

Net cash from by operating activities	233,680	351,660	168,396	475,936	86,652

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment & construction in progress	(122,347)	(522,763)	(286,072)	(527,072)	(67,085)
Acquisition of land use right	—	(8,795)	(8,795)	—	—

Net cash from by investing activities	(122,347)	(531,558)	(294,867)	(527,072)	(67,085)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of bank loan	(7,470)	(10,843)	(4,819)	—	(47,184)
Inception of bank loan	—	—	—	182,687	—

Net cash from by financing activities	(7,470)	(10,843)	(4,819)	182,687	(47,184)

NET CHANGE IN CASH AND CASH EQUIVALENTS	103,863	(190,741)	(131,290)	131,551	(27,617)
Cash and cash equivalents, beginning of period	43,839	234,580	234,580	103,031	130,648

Cash and cash equivalents, end of period	$147,702	$43,839	$103,290	$234,582	$103,031

SUPPLEMENTARY CASH FLOWS DISCLOSURES
Interest paid	$7,470	9,639	4,819	41,271	36,117

Taxes paid	$—	—	—	—	—

The accompanying notes are in integral part of the financial statements.

MENGZHOU CITY PEOPLE'S HOSPITAL

NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2004, DECEMBER, 2003, 2002 AND 2001

1.     ORGANIZATION AND PRINCIPAL ACTIVITIES

        The Hospital is located at Mengzhou City, Henan Province, The PRC. It is about 800 miles south of Beijing, the capital city of the PRC. The Hospital is engaged in providing medical services to patients and sales of Chinese and Western medicine.

2.     BASIS OF PRESENTATION

        The financial statements are prepared in accordance with generally accepted accounting principles used in the United States of America.

3.     SUMMARY OF PRINCIPAL ACCOUNTING POLICIES

A.    CASH AND CASH EQUIVALENTS

        The Hospital considers cash and cash equivalents to include cash on hand and demand deposits with banks with an original maturity of three months or less.

        The Hospital maintains no bank accounts in the United States.

B.    TRADE RECEIVABLE

        In order to determine the value of The Hospital's accounts receivable, The Hospital records a provision for doubtful accounts to cover estimated credit losses. Management reviews and adjusts this allowance periodically based on historical experience and its evaluation of the collectibility of outstanding accounts receivable. The Hospital evaluates the credit risk of its patients utilizing historical data and estimates of future performance.

C.    INVENTORIES

        Inventories are stated at the lower of cost or net realizable value. Cost is calculated on the moving-average basis and includes all costs to acquire and other costs incurred in bringing the inventories to their present location and condition. The Company evaluates the net realizable value of its inventories on a regular basis and records a provision for loss to reduce the computed moving-average cost if it exceeds the net realizable value.

D.    PROPERTY, PLANT AND EQUIPMENT

        Property, plant and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.

        When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

        Depreciation is calculated on a straight-line basis over the estimated useful live of the assets. The estimated useful lives applied are:

Buildings	40 years
Medical equipment	6 - 20 years
Motor vehicles	8 - 12 years
Office equipment	5 - 15 years

E.    INTANGIBLE ASSET

        Land use right is being amortized using the straight-line method over the lease term of fifty years. (See note 9)

F.     CONSTRUCTION IN PROGRESS

        Construction in progress represents direct costs of construction or acquisition and design fees incurred. Capitalization of these costs ceases and the construction in progress is transferred to property, plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. No depreciation is provided until it is completed and ready for its intended use.

G.    FAIR VALUE OF FINANCIAL INSTRUMENTS

        The carrying value of financial instruments including cash and cash equivalent, receivables, accounts payable, accrued expenses and debt, approximates their fair value at June 30, 2004, December 31, 2003, June 31, 2003, December 31, 2002 and 2001 due to the relatively short-term nature of these instruments.

H.    INCOME TAXES

        The Hospital was previously owned by the government of The People's Republic of China and was operated as a state owned non-profit-making entity and did not have any share capital. Such entity in the PRC is not subject to income tax. The Hospital is not subject to any state or local tax since the Hospital did not raise any of its charges or fees after privatization.

I.     GOVERNMENT SUBSIDIES

        Subsidies from the government are recognized at their fair values when received or there is reasonable assurance that they will be received, and all attached conditions are complied with. The subsidy for the six months ended June 30, 2004 and 2003 is $15,782 and $55,300, the years ended December 31, 2003, 2002 and 2001 are $92,321, $35,988 and $18,813 respectively.

J.     FOREIGN CURRENCY TRANSLATION

        The Hospital maintains its books and accounting records in Renminb ("RMB"), the PRC's currency, being the functional currency. Translation of amounts from RMB into United States dollars ("US$") has been made at the single rate of exchange of US$1.00:RMB8.30. No representation is made that RMB amounts could have been or could be, converted into US dollar at that rate.

        On January 1, 1994, the PRC government introduced a single rate of exchange as quoted daily by the People's Bank of China (the "Unified Exchange Rate"). The quotation of the exchange rates does not imply free convertibility of RMB to other foreign currencies. All foreign exchange transactions continue to take place either through the Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People's Bank of China. Approval of foreign currency payments by the Bank of China or other institutions requires submitting a payment application form together with supplier's invoices, shipping documents and signed contracts.

K.    USE OF ESTIMATES

        The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results when ultimately realized could differ materiality from those estimates.

L.    REVENUE RECOGNITION

        Revenue from medical services is recognized when services are rendered to the patients and collectibility is reasonably assured. Revenue from sales of medicine is recognized when merchandise is transferred and title passes to the patients and collectibility is reasonably assured.

M.   EMPLOYEES' BENEFITS

        Mandatory contributions are made to the Government's health, retirement benefit and unemployment schemes at the statutory rates in force during the period, based on gross salary payments. The cost of these payments is charged to the statement of income in the same period as the related salary cost.

N.    COMPREHENSIVE INCOME/(LOSS)

        The Hospital has adopted the provisions of Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. SFAS No. 130 defines comprehensive income (loss) to include all changes in equity except those resulting from investments by owners and distributions to owners, including adjustments to minimum pension liabilities, accumulated foreign currency translation, and unrealized gains or losses on marketable securities. There have been no sources of other comprehensive income (loss) through June 30, 2004.

O.    RECENT PRONOUNCEMENTS

        In January 2003, and as revised in December 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" ("Interpretation No. 46"), an interpretation of Accounting Research Bulletin ("ARB") No. 51, "Financial Statements". Interpretation No. 46 addresses consolidation by business enterprises of variable interest entities, which have one or both of the following characteristics: (i) the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated support from other parties, which is provided through another interest that will absorb some or all of the expected losses of the entity; (ii) the equity investors lack one or more of the following essential characteristics of a controlling financial interest: the direct or indirect ability to make decisions about the entity's activities through voting rights or similar rights; or the obligation to absorb the expected losses of the entity if they occur, which makes it possible for the entity to finance its activities; the right to receive the expected residual returns of the entity if they occur, which is the compensation for the risk of absorbing the expected losses.

        Interpretation No. 46, as revised, also requires expanded disclosures by the primary beneficiary (as defined) of a variable interest entity and by an enterprise that holds a significant variable interest in a variable interest entity but is not the primary beneficiary.

        Interpretation No. 46, as revised, applies to small business issuers no later than the end of the first reporting period that ends after December 15, 2004. This effective date includes those entities to which Interpretation No. 46 had previously been applied. However, prior to the required application of Interpretation No. 46, a public entity that is a small business issuer shall apply Interpretation No. 46 to those entities that are considered to be special-purpose entities no later than as of the end of the first reporting period that ends after December 15, 2003.

        Interpretation No. 46 may be applied prospectively with a cumulative-effect adjustment as of the date on which it is first applied or by restating previously issued financial statements for one or more years with a cumulative-effect adjustment as of the beginning of the first year restated.

        In June 2003, the FASB issued an Exposure Draft for proposed SFAS entitled "Qualifying Special Purpose Entities ("QSPE") and Isolation of Transferred Assets", an amendment of SFAS No. 140 ("The Exposure Draft"). The Exposure Draft is a proposal that is subject to change and as such, is not yet authoritative. If the proposal is enacted in its current form, it will amend and clarify SFAS 140. The Exposure Draft would prohibit an entity from being a QSPE if it enters into an agreement that obliged a transferor of financial assets, its affiliates, or its agents to deliver additional cash or other assets to fulfill the special-purposes entity's obligation to beneficial interest holders.

        Management does not expect these recent pronouncements, when adopted to have a material impact on The Hospital's financial position or results of operations.

4.     TRADE RECEIVABLE

        The Hospital's trade receivables at June 30, 2004, December 31, 2003, 2002 and 2001 are summarized as follows:

	June 30, 2004	December 31, 2003	June 30, 2003	December 31, 2002	December 31, 2001
	(Unaudited)
Trade receivables	31,569	17,132	23,325	29,667	19,694
Less: Allowance for doubtful accounts	(5,499)	(5,499)	(5,499)	(5,499)	(5,499)

	26,070	11,633	17,826	24,168	14,195

        The activity in the Hospital's allowance for doubtful accounts during the six months ended June 30, 2004, and for the years ended December 31, 2003, 2002 and 2001 is summarized as follows:

	June 30, 2004	December 31, 2003	June 30, 2003	December 31, 2002	December 31, 2001
	(Unaudited)
Balance at beginning of period/year	5,499	5,499	5,499	5,499	5,499
Additions	—	—	—	—	—

Balance at end of period/year	5,499	5,499	5,499	5,499	5,499

5.     INVENTORY

	June 30, 2004	December 31, 2003	June 30, 2003	December 31, 2002	December 31, 2001
	(Unaudited)
Medicine — Chinese and Western	264,513	303,429	289,342	150,891	128,710

6.     PREPAYMENT

        Prepayment represents advances to suppliers.

7.     OTHER RECEIVABLE

        The Hospital's other receivable represents money advanced to employees and other unrelated parties.

8.     PROPERTY, PLANT AND EQUIPMENT

	June 30, 2004	December 31, 2003	June 30, 2003	December 31, 2002	December 31, 2001
	(Unaudited)
Cost:-
Building	1,677,459	1,677,358	1,653,261	1,653,261	1,607,469
Medical equipment	1,503,703	1,420,280	1,368,896	1,215,190	744,486
Office equipment	165,330	146,887	138,634	138,634	128,059

	3,346,492	3,244,525	3,160,791	3,007,085	2,480,014
Less: Accumulated depreciation:-
Building	255,364	227,983	202,343	176,704	127,065
Medical equipment	916,772	829,202	755,573	681,943	569,046
Office equipment	144,690	129,753	116,083	102,413	76,352

	1,316,826	1,186,938	1,073,999	961,060	772,463
Property, plant and equipment, net	2,029,666	2,057,587	2,086,792	2,046,025	1,707,551

        Depreciation expenses relating to property, plant and equipment were $129,888, $225,876, $112,938, $188,598 and $124,090 for the six months ended June 30,2004, the year ended December 31, 2003, six months ended June 30,2003, the years ended December 31, 2002 and 2001, respectively.

9.     INTANGIBLE ASSET

        The intangible assets represent a land use right for the plant construction in Mengzhou City, Henan Province, The PRC. This amount is being amortized over the lease term of fifty years.

        Land use right as of June 30, 2004, consisted of the following:

	June 30, 2004	December 31, 2003	June 30, 2003	December 31, 2002	December 31, 2001
	(Unaudited)
Cost b/f	203,629	202,435	202,435	208,718	211,955
Add: Addition for the period/year	—	8,795	8,795	—	—
Less: Amortization charged for the period/year	(8,041)	(7,601)	(4,162)	(6,283)	(3,237)

Net book value	195,588	203,629	207,068	202,435	208,718

10.   DEPOSIT RECEIVED

        Deposit received represents deposit received from patient.

11.   INCOME TAXES

        The Hospital is exempted from income taxes as it did not raise any of its charges or fees after privatization.

        The Hospital's net income/(loss) was comprised of the following for the six months ended June 30, 2004, and for the years ended December 31, 2003, 2002 and 2001:

	June 30, 2004	December 31, 2003	June 30, 2003	December 31, 2002	December 31, 2001
	(Unaudited)
United States	—	—	—	—	—
PRC	(62,552)	(162,234)	33,269	33,646	(117,388)

	(62,552)	(162,234)	33,269	33,646	(117,388)

12.   LONG TERM LIABILITIES

        The majority represents funds gathered by the Hospital's staff for constructing the new medical ward.

        The loan under the Loan Agreements between the employees, as one party and Mengzhou City People's Hospital as the other party, from employees for office building and purchase of CT and all other machinery and equipment is legal, and the amounts owing are valid debts payable to the employees.

        All the buildings built and paid for by these loans, both office and other hospital buildings are assets that belongs to the hospitals being acquired and the Hospitals have full legal right, title and interest to those buildings as are applicable under the laws of Peoples Republic of China.

13.   EQUITY

        Equity consists of three different kinds of reserves being booked in accordance with the laws and regulation in the PRC for hospitals, namely, Operations Reserve, Fixed Reserve and Special Reserve.

14.   COMMITMENTS AND CONTINGENCIES

A.    CAPITAL COMMITMENTS

        The Hospital does not have capital commitment for the six months ended June 30, 2004.

B.    LEGAL PROCEEDINGS

        The Hospital is not currently a party to any threatened or pending legal proceedings.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

        Cayman Islands law does not limit the extent to which a company's articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences or committing a crime. Our articles of association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through their own willful neglect or default.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been advised that in the opinion of the SEC such indemnification

Item 7. Recent Sales of Unregistered Securities

        On December 18, 2002, we issued 28,717,371 shares of our common stock to our founder, Frank Hu in exchange for payment of $28,717 of corporate expenses during December 2002. This issuance was exempt from the registration provisions of the Securities Act of 1933, as amended (the "Act") by virtue of Section 4(2) of the Act, as transactions by an issuer not involving any public offering.

        On December 18, 2002, we issued a total of 72,656 shares of our common stock to five accredited individuals in exchange for consulting and advisory services provided to the company prior to its formation. These issuances were exempt from the registration provisions of the Act by virtue of Section 4(2) of the Act, as transactions by an issuer not involving any public offering.

        On December 30, 2002, we adopted a Stock Option Plan for our directors, officers, employees, consultants, and advisors. On August 18, 2003, we issued 100,000 options from our Stock Option Plan to two of our officers and directors. On January 13, 2004, we issued 600,000 options from our Stock Option Plan to our three officers and directors. We made the following additional issuances: On June 8, 2004 we issued 50,000 options to Jiande Sun; On September 8, 2004 we issued 30,000 options to Hongxiang Lv; On October 8, 2004 we issued 10,000 stock options to Charles Chen; On December 22, 2004 we issued 10,000 stock options to Shijun Zhu. These transactions were exempt from the registration provisions of the Act by virtue of Rule 701 of the Act.

        On June 28, 2003, we issued 57,148 shares of our common stock to Kai-Ye Fung, an accredited investor who serves as one of our advisors, at a price of $2.0998 per share for total proceeds of $120,000. This issuance was exempt from the registration provisions of the Act by virtue of Section 4(2) of the Act, as transactions by an issuer not involving any public offering.

        Beginning on December 1, 2003 and ending on October 25, 2004, we conducted a private placement of our common stock. We sold 2,722,876 shares at $3.50 each for total gross proceeds of $9,355,060.00 to 23 accredited investors. This private placement was exempt from the registration provisions of the Act by virtue of Section 4(2) of the Act and pursuant to Rule 506 of Regulation D, as transactions by an issuer not involving any public offering. The securities issued pursuant to the private placement were restricted securities as defined in Rule 144 of the Act.

        On November 24, 2003, we issued 62,780 shares of our common stock to Kai-Ye Fung, an accredited investor who serves as one of ours advisors, at a price of $3.50 per share for total proceeds of $219,731.72. This issuance was exempt from the registration provisions of the Act by virtue of Section 4(2) of the Act, as transactions by an issuer not involving any public offering.

Item 8. Exhibits

Exhibit
1.1	Form of Underwriting Agreement*
1.2	Form of Underwriter's Warrant Agreement*
1.3	Form of Subscription Document*
3.1	Certificate of Incorporation of China Hospitals, Inc., a Cayman Islands company, dated December 2, 2002
3.2	Memorandum and Articles of Association of China Hospitals, Inc.
4.0	Form of Warrant Agreement and Warrant Certificate*
5.0	Opinion of Oswald & Yap, a professional corporation*
10.1	Employment Agreement with Frank Hu, dated December 18, 2002*
10.2	Employment Agreement with Steve Yu, dated December 18, 2002*
10.3	Employment Agreement with Kangmao Wang, dated December 28, 2002
10.4	Stock Purchase Agreement with Frank Hu, dated December 18, 2002
10.5	Stock Purchase Agreement with Steve Li, dated December 18, 2002
10.6	Stock Purchase Agreement with Liu Yaping, dated December 18, 2002
10.7	Stock Purchase Agreement with Wei Rongzen, dated December 18, 2002
10.8	Stock Purchase Agreement with Liu Fengying, dated December 18, 2002
10.9	Stock Purchase Agreement with Duan Wei, dated December 18, 2002
10.10	China Hospitals, Inc. Incentive and Nonstatutory Stock Option Plan, dated December 30, 2002
10.11	Form of Nonstatutory Stock Option Agreement
10.12	Form of Incentive Stock Option Agreement
10.13	Assignment of 2003 Incentive and Nonstatutory Stock Option Plan, dated December 23, 2004*
10.14	Stock Purchase Agreement with Kai-Ye Fung, dated June 28, 2003
10.15	Advisory Board Agreement with Kai-Ye Fung, dated November 18, 2003
10.16	Advisory Board Agreement with Ann N. James, Ph.D., dated November 18, 2003
10.17	Placement Agent Agreement with Adamson Brothers, Inc., dated December 1, 2003
10.18	Placement Agent Warrant Agreement with Adamson Brothers, Inc., dated December 1, 2003
10.19	Finders Agreement with Adamson Brothers, Inc., dated December 1, 2003
10.20	Form of Registration Rights Agreement, dated December 1, 2003
10.21	Stock Purchase Agreement with Kai-Ye Fung, dated November 24, 2003
10.22	Anqiu City People's Hospital Assets Transfer Agreement, dated December 21, 2003
10.23	Assignment of 2003 Incentive and Nonstatutory Stock Option Plan, dated December 30, 2002*

10.24	Share Pledge Agreement entered into by Beijing RaiseChina BioTech, Inc., Zhengomao Hu, and Beijing Dongjun Hospitals Investment and Management Co., Ltd., dated April 29, 2004
10.25	Share Pledge Agreement entered into by Beijing RaiseChina BioTech, Inc., Min Hu, and Beijing Dongjun Hospitals Investment and Management Co., Ltd., dated April 29, 2004
10.26	Power of Attorney by Min Hu, dated April 9, 2004
10.27	Power of Attorney by Zhengmao Hu, dated April 9, 2004
10.28	Loan Agreement entered into by China Hospitals, Inc. and Zhengmao Hu, dated April 9, 2004
10.29	Exclusive Option Agreement entered into by China Hospitals, Inc., Zhengmao Hu and Beijing Dongjun Hospitals Investment and Management Co., Ltd., dated April 29, 2004
10.30	Exclusive Option Agreement entered into by China Hospitals, Inc., Min Hu and Beijing Dongjun Hospitals Investment and Management Co., Ltd., dated April 9, 2004
10.31	Exclusive Business Cooperation Agreement entered into by Beijing RaiseChina BioTech, Inc. and Beijing Dongjun Hospitals Investment and Management Co., Ltd., dated April 29, 2004
23.1	Consent of Oswald & Yap, a professional corporation (included in its opinion set forth in Exhibit 5 hereto)*
23.2	Consent of Rotenberg & Co., LLP
24.1	Power of Attorney (included on signature page)

*
To be filed by amendment.

Item 9. Undertakings

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the provisions described above in Item 24, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of the expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned Registrant hereby undertakes:

  1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (a)
  To include any prospectus required by Section 10(a)(3) of the Securities Act;

  (b)
  Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b)

      of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (c)
    Include any additional or changed material information on the plan of distribution.

  2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  3)
  To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ FRANK HU Frank Hu	Chairman, President and Chief Executive Officer (Director and Principal Executive Officer)	February 14, 2005
/s/ STEVE YU Steve Yu	Vice President, Secretary, and Director	February 14, 2005
/s/ KANGMAO WANG Kangmao Wang	Chief Financial Officer, Executive Vice President, and Director (Principal Accounting and Financial Officer)	February 14, 2005

POWER OF ATTORNEY

        Know all men by these presents, that each person whose signature appears below constitutes and appoints Frank Hu as his or true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, including registration statements filed or amendments made pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE	TITLE	DATE

/s/ STEVE YU Steve Yu	Vice President, Secretary, and Director	February 14, 2005
/s/ KANGMAO WANG Kangmao Wang	Chief Financial Officer, Executive Vice President, and Director (Principal Accounting and Financial Officer)	February 14, 2005

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YOUR RELIANCE ON INFORMATION CONTAINED IN THIS PROSPECTUS
FORWARD-LOOKING INFORMATION Cautionary Statement Pursuant to Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995
TABLE OF CONTENTS
Dealer Prospectus Delivery Obligation
PROSPECTUS SUMMARY
Our Company
The Offering
Summary Financial Information
RISK FACTORS
Risks Related to Our Business
Foreign Operational Risks
Risks Associated with this Offering
REASONS FOR OFFER AND USE OF PROCEEDS
DIVIDEND POLICY
CAPITALIZATION
DILUTION
COMPARATIVE DATA
SELECTED CONSOLIDATED FINANCIAL DATA
OUR BUSINESS
Corporate Structure & Legal Documentation—Alternative 1
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
OUR MANAGEMENT
Executive Compensation
RELATED PARTY TRANSACTIONS
PRINCIPAL STOCKHOLDERS
DESCRIPTION OF SECURITIES
SELLING STOCKHOLDERS
SHARES ELIGIBLE FOR FUTURE SALE
ENFORCEABILITY OF CIVIL LIABILITIES
UNDERWRITING
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
CHINA HOSPITALS, INC. CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED JUNE 30, 2004 DECEMBER 31, 2003 AND 2002 FINANCIAL STATEMENTS
REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM
CHINA HOSPITALS, INC. CONSOLIDATED BALANCE SHEETS AS OF JUNE 30, 2004, DECEMBER 31, 2003 AND 2002 ASSETS
CHINA HOSPITALS, INC. CONSOLIDATED BALANCE SHEETS AS OF JUNE 30, 2004, DECEMBER 31, 2003 AND 2002 LIABILITIES AND SHAREHOLDERS' EQUITY
CHINA HOSPITALS, INC. CONSOLIDATED STATEMENTS OF INCOME FOR THE SIX MONTHS ENDED JUNE 30, 2004, AND FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
CHINA HOSPITALS, INC. CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY FOR THE SIX MONTHS ENDED JUNE 30, 2004, AND FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
CHINA HOSPITALS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED JUNE 30, 2004, AND FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
CHINA HOSPITALS, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENT JUNE 30, 2004, DECEMBER 31, 2003 AND 2002
CHINA HOSPITALS, INC. PRO-FORMA CONSOLIDATED BALANCE SHEET AS AT JUNE 30, 2004
CHINA HOSPITALS, INC. PRO-FORMA CONSOLIDATED STATEMENT OF INCOME FOR THE SIX MONTHS ENDED JUNE 30, 2004
CHINA HOSPITALS, INC. PRO-FORMA CONSOLIDATED BALANCE SHEET AS AT DECEMBER 31, 2003
CHINA HOSPITALS, INC. UNAUDITED PRO-FORMA CONSOLIDATED STATEMENT OF INCOME FOR THE YEAR ENDED DECEMBER 31, 2003
FINANCIAL STATEMENTS JUNE 30, 2004 DECEMBER 31, 2003, 2002 AND 2001 INDEX TO FINANCIAL STATEMENT
ANQIU CITY PEOPLE'S HOSPITAL BALANCE SHEETS AS OF JUNE 30, 2004, DECEMBER 31, 2003, 2002 AND 2001
ANQIU CITY PEOPLE'S HOSPITAL BALANCE SHEETS AS OF JUNE 30, 2004, DECEMBER 31, 2003, 2002 AND 2001
ANQIU CITY PEOPLE'S HOSPITAL STATEMENTS OF INCOME FOR THE SIX MONTHS ENDED JUNE 30, 2004, AND FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001
ANQIU CITY PEOPLE'S HOSPITAL STATEMENTS OF CHANGES IN EQUITY FOR THE SIX MONTHS ENDED JUNE 30, 2004, AND FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001
ANQIU CITY PEOPLE'S HOSPITAL STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED JUNE 30, 2004, AND FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001
ANQIU CITY PEOPLE'S HOSPITAL NOTES TO FINANCIAL STATEMENTS JUNE 30, 2004, DECEMBER 31, 2003, 2002 AND 2001
FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED JUNE 30, 2004, DECEMBER, 2003, 2002 AND 2001 INDEX TO FINANCIAL STATEMENT
MENGZHOU CITY PEOPLE'S HOSPITAL BALANCE SHEET AS OF JUNE 30, 2004, DECEMBER, 2003, 2002 AND 2001
MENGZHOU CITY PEOPLE'S HOSPITAL BALANCE SHEET AS OF JUNE 30, 2004, DECEMBER, 2003, 2002 AND 2001
MENGZHOU CITY PEOPLE'S HOSPITAL STATEMENT OF INCOME FOR THE SIX MONTHS ENDED JUNE 30, 2004, AND FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001
MENGZHOU CITY PEOPLE'S HOSPITAL STATEMENT OF CHANGES IN EQUITY FOR THE SIX MONTHS ENDED JUNE 30, 2004, AND FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001
MENGZHOU CITY PEOPLE'S HOSPITAL STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED JUNE 30, 2004, AND FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001
MENGZHOU CITY PEOPLE'S HOSPITAL NOTES TO FINANCIAL STATEMENTS JUNE 30, 2004, DECEMBER, 2003, 2002 AND 2001
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
POWER OF ATTORNEY